Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between James E. Murray (“Employee”), and Magellan Health, Inc. (together with any successor or assign,  the “Employer) on behalf of itself and its subsidiaries and affiliates (collectively referred to herein as the “Company”) on this 3rd day of December, 2019.

WHEREAS, Employer desires to obtain the services of Employee and Employee desires to render services to Employer; and

WHEREAS, Employer and Employee desire to set forth the terms and conditions of Employee’s employment with Employer under this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

STATEMENT OF AGREEMENT

1.          Employment.  Employer agrees to employ Employee, and Employee accepts such employment in accordance with the terms of this Agreement, for a term commencing on December 9, 2019  (the “Commencement Date”) and, unless terminated earlier in accordance with the terms of Section 6 of this Agreement, ending on the first anniversary of the Commencement Date  (including this term and any extensions or renewals in accordance with this Section 1, the “Term”).  Thereafter, the Term of this Agreement shall automatically renew for twelve (12) month periods on the last day of the applicable Term, unless sooner terminated as provided herein.  If either party desires not to renew the Term of this Agreement, they must provide the other party with written notice of their intent not to renew the Term of this Agreement at least one hundred eighty (180) days prior to the last day of the applicable Term. Non-renewal of the Term of this Agreement by either party will in all cases result in termination of Employee’s employment on the last day of the applicable Term.  Employer’s notice of intent not to renew the Agreement shall be deemed to be a termination without Cause on the last day of the applicable Term for purposes of this Agreement and any other plan and/or policy of the Company or any other written agreement to which Employer and Employee are parties in which termination without Cause is relevant.  As such, the provisions of Section 6(c) or Section 6(e) shall apply, as applicable.

Employee represents and warrants that the execution and delivery of this Agreement by Employee does not conflict with, or result in a breach of or constitute a default under, any agreement or contract to which Employee is a party or by which Employee is bound.  In addition, Employee has informed the Employer of, and provided the Employer with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which Employee is subject or may be bound.

2.          Position and Duties of Employee.  During the Term, Employee will serve as President and Chief Operating Officer of Employer.  During the Term, Employee shall report directly to the Chief Executive Officer of Employer and shall have such duties, powers and authorities customarily vested in the office of president and chief operating officer of a public company the size and nature of Employer.  Employee agrees to serve in such positions until the expiration of the Term or such time as Employee’s employment with Employer is terminated pursuant to this Agreement.

3.          Time Devoted; Undertakings.  During the Term Employee, will devote his full business time and energy to the business affairs and interests of Employer, and will use his best efforts and abilities to promote Employer’s interests.  Employee agrees that he will diligently endeavor to perform services contemplated by this Agreement in a manner consistent with his position and in accordance with the policies established by the Employer.  Excluding charitable and civic organizations, Employee shall not serve on any outside boards of directors of any organizations without the prior approval of the board of directors (the “Board”) of Employer.  Nothing herein shall preclude Employee from managing his personal and family investments, so long as such activities do not materially interfere with the performance of Employee’s duties and responsibilities under this Agreement or result in a breach of Section 7 of this Agreement.

4.          Compensation.

(a)         Base Salary.  During the Term, Employer will pay Employee a base salary at a rate of $750,000 per year which amount will be paid in bi-weekly intervals, less appropriate withholdings for federal and state taxes and other deductions authorized by Employee.  Such salary will be subject to annual review and subject to increase, but not decrease.  Employee’s annual base salary, as in effect from time to time in accordance with this Agreement, is hereinafter referred to as the “Base Salary.”

(b)         Annual Bonus.  During the Term beginning with the 2020 fiscal year,  Employee’s annual target bonus opportunity will be 85%  of Base Salary (“Target Bonus”) under the Company’s Incentive Compensation Plan (or successor annual incentive plan applicable to similarly situated executive officers), with the ability to earn up to 200% of Target Bonus, based upon the achievement of performance goals, which goals shall be established by the Board within the first ninety (90) days of each fiscal year.  The actual payout to Employee will be based on Company and individual performance during the measurement period.  Except as otherwise provided herein, any such bonus payable to Employee shall be paid to Employee in cash during the period January 1 to March 15 of each year in respect of service in the preceding year provided that Employee is still employed by Employer at the time the bonus is paid.  If Employee’s target bonus as a percentage of Base Salary is increased during the Term, “Target Bonus” for purposes of this Agreement shall mean such increased amount.

(c)         Sign-on Equity Grant.  Employee will receive a grant of a number of Performance-Based Restricted Stock Units (the “PSUs”) with a value determined by the Employer consistent with its valuation of other PSUs equal to $1,500,000, to be granted on the first business day of the month following the month of commencement of his employment under this Agreement (the “Grant Date”).  Such PSUs shall be granted pursuant to the form of Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A and the terms of the Employer’s 2016 Management Incentive Plan (or any successor equity and/or long-term incentive plan applicable to similarly situated executive officers) (the “LTIP Plan”).  Employee will receive a grant of stock options (the “Options”) with a total value of $750,000 to purchase that number of shares equal to $750,000 divided by the Black-Scholes value of an option to purchase a share of stock of Employer as determined by Employer on the Grant Date at an exercise price equal to the closing price of a share of the Common Stock of Employer on NASDAQ on the Grant Date.  Such Options shall be granted pursuant to the form of Stock Option Agreement attached hereto as Exhibit B and the terms of the LTIP Plan. Employee will receive a grant of a number of Restricted Stock Units (the “RSUs”) equal to $750,000, to be granted on the first business day of the month following the month of commencement of his employment under this Agreement. Such RSUs shall be granted pursuant to the form of Restricted Stock Unit Agreement attached hereto as Exhibit C and the terms of the LTIP Plan.

(d)         Benefits.  During the Term, Employee will be eligible to participate in Employer’s retirement and health and welfare benefit plans (the “Benefit Plans”) commensurate with his position on a basis at least as favorable as other similarly situated senior level executives of Employer.  Employee will receive separate information detailing the terms of such Benefit Plans and the terms of those plans will control.  During the Term, beginning with calendar year 2020, Employee also will be entitled to participate in Employer’s annual incentive plans (without duplicable of Section 4(b)) and LTIP Plan, on terms at least as favorable as other similarly situated senior level executives of Employer; provided the annual target value for 2020 for Employee’s LTIP Plan grant shall be 350% of Base Salary.  Annual incentive payments, if any, will be determined and paid (unless validly deferred if then permitted by the Company) between January 1 and March 15 of the year following the performance year.  Employee will be entitled to no less than three (3) weeks of paid time off.

5.          Expenses.  During the Term of this Agreement, Employer will reimburse Employee promptly for all reasonable travel, entertainment, parking, business meetings and similar expenditures in pursuance and furtherance of Employer’s business upon receipt of reasonably supporting documentation as required by Employer’s policies applicable to its employees generally, subject to Section 10(a)(ii).

6.          Termination.

Any termination of Employee’s employment under this Section 6 shall result in a termination of the Term as of the last day of Employee’s employment hereunder as determined in accordance with this Agreement.

(a)         Termination Due to Resignation.  During the Term, Employee may resign his employment at any time (other than for Good Reason) by giving 90 days written notice of resignation to Employer.  Except as otherwise set forth in this Agreement, Employee’s employment, and Employee’s right to receive compensation and benefits from Employer, will terminate upon the effective date of Employee’s termination.

If Employee resigns pursuant to this Section 6(a), Employer’s only remaining financial obligation to Employee under this Agreement will be to pay, subject to Section 10: (i) any earned but unpaid Base Salary and accrued paid time off through the effective date of Employee’s termination; (ii) reimbursement of expenses incurred by Employee through the effective date of termination which are reimbursable pursuant to this Agreement; and (iii) Employee’s vested portion of awards under the LTIP Plan (or any applicable award agreement),  any Magellan deferred compensation and/or other benefit plan in accordance with the applicable terms of such plan or agreement (the “Accrued Amounts”); provided that all Accrued Amounts shall remain subject to the Employer’s clawback policy(s) or other recapture policies as in effect from time to time and applicable law.  In addition, for all terminations, Employee shall remain entitled to his rights under Sections 6(e)(ii), 12 and 20 of this Agreement, to the extent not otherwise forfeited in connection with such termination in accordance with applicable law.

(b)         Termination with Cause.  Employee’s employment, and Employee’s right to receive compensation and benefits from Employer (except as otherwise provided herein or required by applicable law),  may be terminated for “Cause” by the Board during the Term after following the procedures set forth herein under the following circumstances:

(i)          Employee’s commission of an act of fraud or material dishonesty involving his duties on behalf of Employer;

(ii)         Employee’s failure or refusal to faithfully and diligently perform duties assigned to Employee (other than any failure resulting from Employee’s incapacity due to physical or mental illness) after a written demand for performance is delivered to Employee or Employee’s material breach of Sections 7 and/or 8 of  this Agreement;

(iii)       Employee’s material failure or refusal to abide by Employer’s policies, rules, procedures or lawful directives relating to the performance of his duties, including related to sexual harassment, which, if curable as determined by the Board, is not cured within 30 days after receipt of written notice from Employer of such material failure or refusal;

(iv)        Employee’s intentional misconduct unrelated to Employer which is materially damaging or reasonably likely to result in material damage to Employer (economically or its reputation);

(v)         an act of gross neglect or misconduct by Employee that relates to the affairs of Employer, which is materially damaging or reasonably likely to result in material damage to Employer (either economically or its reputation);  or

(vi)        Employee’s plea of guilty or no contest to, or conviction of a felony or a misdemeanor (other than a traffic violation misdemeanor).

Prior to terminating Employee’s employment for Cause, the Board must provide written notice to Employee describing the act or omission that constitutes Cause and, if Employee fails to cure such act or omission in any time period set forth above, if any, or the act or omission is not curable as determined by the Board, there is a vote by a majority of the members of the Board to terminate his employment for Cause.  If Employee is terminated pursuant to this Section 6(b), Employer’s only remaining financial obligation to Employee under this Agreement will be to pay, subject to Section 10, the Accrued Amounts; provided Employee shall remain entitled to his rights under Sections  6(e)(ii), 12 and 20 of this Agreement, to the extent not otherwise forfeited in connection with such termination in accordance with applicable law.

(c)         Termination Without Cause by Employer (Including Notice of Non-Renewal) or with Good Reason by Employee.  During the Term, Employer may terminate Employee’s employment for any reason without Cause at any time.  If Employer terminates the

Term of this Agreement and Employee’s employment without Cause, including by providing a timely notice of non-renewal of the Term in accordance with Section 1 above (“Employer Notice of Non-Renewal”), or Employee terminates the Term of this Agreement and his employment with Good Reason, in addition to the Accrued Amounts and subject to Employee’s execution, delivery and non-revocation of an effective release of claims in favor of Employer in the form attached hereto as Exhibit D (with modifications determined by Employer to be necessary or advisable under applicable law for a complete release of claims) (the “Release”), Employee shall be entitled to (subject to Section 10): (i) cash severance in an amount equal to one times (1x) Base Salary, payable in equal installments over a period of twelve (12)  months beginning as soon as reasonably practicable following Employee’s termination date; (ii) a pro rata portion (based on the portion of the year during which Employee was employed) of the bonus called for by Section 4(b) for the year in which termination occurs, in an amount determined based on actual performance, payable at the time of the annual bonus payout for other employees, but in all events in accordance with Section 4(b);  (iii) if Employee and any of Employee’s eligible dependents, in each case, who participate in Employer’s medical, dental, vision and prescription drug plans as of the date of termination, timely elect COBRA coverage under such plans, Employer shall pay its portion of such COBRA premiums (on a monthly basis) for a period of up to twelve (12) months following the date of termination, with the COBRA premium shared in the same relative proportion of the insurance premiums shared by Employer and Employee as in effect on the date of termination; provided, that if and to the extent that any benefit described in this Section 6(c)(iii) is not or cannot be paid or provided under any Employer plan or program without adverse tax consequences to Employer or Employee or for any other reason, then the Company shall pay Employee a monthly payment in an amount equal to Employer’s cost of providing such benefit.  The reimbursement or payment of COBRA premiums (or the monthly payment, if applicable) provided under this Section 6(c) shall cease to be effective as of the date Employee becomes eligible for coverage under the medical, dental, vision and prescription drug plans, as applicable, of a subsequent employer; and (iv) with respect to the Sign-On Equity Awards granted under Section 4(c), full vesting as of the date of such termination of all Options,  RSUs and continued vesting or settlement of the PSUs as if Employee had remained employed with the Employer through the term of the PSUs (subject to Section 10 if applicable), contingent upon Employee executing, delivering and making irrevocable the Release, within the time periods set forth herein.  Employee shall remain entitled to his rights under Sections 6(e)(ii), 12 and 20 of this Agreement, to the extent not otherwise forfeited in connection with such termination in accordance with applicable law.

For purposes of this Agreement, “Good Reason” shall mean: (A) any reduction in Employee’s then current Base Salary or Target Bonus opportunity; (B) any diminution in Employee’s position, duties or authorities to those not customarily vested in the office of president and chief operating officer of a public company the size and nature of Employer; (C) a change in the reporting structure so that Employee reports to anyone other than the Chief Executive Officer of Employer;  (D)  any breach by Employer of any material provision of this Agreement or its Exhibits;  or (E) the failure of a successor to at least 75% of the consolidated assets of the Employer (measured using a quantitative analysis determined in good faith by the Board) in a single transaction to assume this Agreement, either contractually or as a matter of law, as of the closing of such transaction; provided, that Employee provides written notice to Employer, as applicable, of the existence of any such condition within ninety (90) days of Employee having actual knowledge of the initial existence of such condition and Employer, as applicable, fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”).  In order to resign for Good Reason, Employee must actually terminate employment no later than 30 days following the end of such Cure Period, if the Good Reason condition remains uncured.

(d)         Automatic Termination.  The Term of this Agreement will terminate automatically upon the death or Disability of Employee.  Employee will be deemed to be “Disabled” or to suffer from a “Disability” within the meaning of this Agreement if, because of a physical or mental impairment, Employee has been unable to perform the essential functions of his position, with or without reasonable accommodation, for a period of 180 consecutive days, or if Employee can reasonably be expected to be unable to perform the essential functions of his position for such period as determined by a medical doctor selected by Employer and Employee (provided if the parties cannot agree on a medical doctor for this purpose, Employer and Employee shall each select a medical doctor and such medical doctors shall select the medical doctor to make this determination).  If Employee is terminated pursuant to this Section 6(d), Employee or his estate will receive, subject to Section 10, (i) a pro rata portion (based on the portion of the year during which Employee was employed) of the bonus called for by Section 4(b) for the year in which termination occurs, payable at the time of the annual bonus payout for other employees, but in all events in accordance with Section 4(b),  and (ii) the Accrued Amounts.  Employee shall also remain entitled to his rights under Sections 6(e)(ii), 12 and 20 of this Agreement, to the extent not otherwise forfeited in connection with such termination in accordance with applicable law.

(e)         Termination Without Cause by the Employer (Including by Employer Notice of Non-Renewal) or With Good Reason by Employee in Connection With, or Within Two Years After, a Change in Control.

(i)          If Employer terminates the Term of this Agreement and Employee’s employment without Cause (including by an Employer Notice of Non-Renewal), or if Employee terminates the Term of this Agreement and his employment with Good Reason,  on or prior to and in connection with a Change in Control (as defined below) that occurs eighteen (18) months after the Commencement Date, or within two years after such Change in Control, Employee shall receive the following, in addition to the amounts and benefits described in Section 6(c), Employee shall receive (i) cash severance in an amount equal to the sum of (x) one times (1x) Base Salary plus (y) two times (2x) Target Bonus, payable in a single cash installment immediately after termination (subject to Section 10);  and (ii) an additional six (6) months of COBRA premiums in accordance with Section 6(c)(iii).  Employee shall also remain entitled to his rights under Sections 6(e)(ii), 12 and 20 of this Agreement, to the extent not otherwise forfeited in connection with such termination in accordance with applicable law.

(ii)         Notwithstanding any provision of this Agreement or otherwise, if any portion of the payments, entitlements, distributions or benefits paid or payable to Employee or provided or to be provided for his benefit under this Agreement or otherwise (including, without limitation, under any other agreement with the Company or plan of the Company (including by an entity effecting the change in control) (in the aggregate, “Total Payments”), would constitute an “excess parachute payment” and would, but for this Section 6(e)(ii), result in the imposition on Employee of an excise tax under Section 4999 of the Code or any similar federal or state law (the “Excise Tax”), then the Total Payments to be made to Employee shall either be (i) delivered in full or (ii) delivered in such amount so that no portion of such Total Payments would be subject to the Excise Tax, whichever of the foregoing results in the receipt by Employee of the greatest benefit of an after-tax basis (taking into account the applicable federal, state and local income and employment taxes, the Excise Tax).  If, in connection with making this determination, Employee requests that Employer obtain, at its sole expense, an independent valuation of the non-competition, non-solicitation and other restrictions on Employee’s activities for the purpose of allocating reasonable compensation to reduce the value of Employee’s excess parachute payments, to the extent permitted by Section 280G of the Code, then Employer shall obtain such independent valuation and shall consider the results in good faith.  To the extent such Total Payments are required to be reduced hereunder, the parachute payment amounts due to Employee (but no non-parachute payment amounts) shall be reduced in the following order: (A) the parachute payments that are payable in cash shall be reduced with amounts that are payable last reduced first; (B) payments and benefits due in respect of any equity, valued at full value (rather than accelerated value), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (C) all other non-cash benefits valued at full value (rather than accelerated value), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (D) all other non-cash benefits not otherwise described in clauses (B) and (C) reduced last.  The determinations to be made with respect to this Section 6(e)(ii) shall be made by a certified public accounting firm (the “Accountant”) designated by Employer and reasonably acceptable to Employee.  Employer shall be responsible for all charges of the Accountant.  The Accountant shall provide its determinations and calculations, together with supporting documentation, both to Employer and Employee in connection with the event that is reasonably expected to give rise to imposition on the Employee of the Excise Tax.  For the avoidance of doubt, this Section 6(e)(ii) shall apply whether or not Employee’s employment has terminated.

(iii)       For purposes of this Agreement, the following definitions shall apply:

“Change in Control” of the Employer shall mean the first to occur after the date hereof of any of the following events:

(i)          any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of greater than 50% of the Voting Stock (as defined below) of the Employer;

(ii)         the majority of the Board of Directors of the Employer consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by a vote of the directors who then comprised the Continuing Directors, shall be considered to be a Continuing Director;

(iii)       the Board of Directors of the Employer adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Employer or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Employer’s assets;

(iv)        at least 75% of the consolidated assets of the Employer (measured using a quantitative analysis determined in good faith by the Board) are disposed of in a single transaction pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Employer immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Employer,  51% or more of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer; or

(v)         the Employer merges or combines with another company and, immediately after the merger or combination, the shareholders of the Employer immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall be excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Employer prior to such merger or combination.

“Employer” shall include any entity that succeeds to all or substantially all of the business of the Employer.

“Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

“Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

(f)         Effect of Termination.  Except as otherwise provided for in this Section 6 or Section 11, upon termination of the Term of this Agreement, all rights and obligations under this Agreement will cease except for (i) the rights and obligations under Sections 7, 8, 9, 12, and 20 and/or the Exhibits to this Agreement; and (ii) all procedural and remedial provisions of this Agreement.

(g)         No Mitigation; No Offset.  In the event of any termination of Employee’s employment for any reason, Employee shall not be required to seek other employment to mitigate damages, and any income earned by Employee from other employment or self-employment shall not be offset against any obligations of the Company under this Agreement or otherwise.

7.          Protection of Confidential Information/Non-Competition/Non-Solicitation.

Employee covenants and agrees as follows:

(a)         (i)         Confidential Information.  During Employer’s employment of Employee and following the termination of Employee’s employment for any reason, Employee will not use or disclose, directly or indirectly, for any reason whatsoever or in any way, other than in the ordinary course of performing his duties in good faith for the Company, at the direction of Employer during the course of Employee’s employment or after receipt of the prior written consent of Employer, any confidential information of Employer, its controlled subsidiaries or affiliates, or its customers that comes into his knowledge during his employment by Employer (the “Confidential Information” as hereinafter defined).  The obligation not to use or disclose any Confidential Information will not apply to any Confidential Information that is or becomes public knowledge (including becoming known within the relevant trade or industry) through no fault of Employee, and that may be utilized by the public (or such trade or industry) without any direct or indirect obligation to Employer, but the termination of the obligation for non‑use or nondisclosure by reason of such information becoming public (including becoming known within the relevant trade or industry) will extend only from the date such information becomes public knowledge.  The above will be without prejudice to any additional rights or remedies of Employer under any state or federal law protecting trade secrets or other information.

(ii)         Trade Secrets.  Employee shall hold in confidence all Trade Secrets of Employer, its direct and indirect subsidiaries or affiliates, and/or its customers that came into his knowledge during his employment by Employer and shall not disclose, publish or make use of at any time after the date hereof such Trade Secrets, other than at the direction of Employer, for as long as the information remains a Trade Secret.

(iii)       For purposes of this Agreement, the following definitions apply:

“Confidential Information” means any data or information, other than Trade Secrets, that is valuable to Employer and not generally known to the public, to competitors of Employer or within the relevant trade or industry of the Company.  It is understood that the term “Confidential Information” does not mean and shall not include information which:

(a)         is or subsequently becomes publicly available without the breach of any obligation owed to the Employer;

(b)         is disclosed with the prior written approval of the Employer; or

(c)         is obligated to be produced under order of a court of competent jurisdiction or a valid administrative, congressional, or other  subpoena, civil investigative demand or similar process; provided, however, that upon issuance of any such order, subpoena, demand or other process, unless otherwise prohibited by law or regulation,

Employee shall promptly notify Employer and shall provide Employer with an opportunity (if then available) to contest, at Employer’s expense, the propriety of such order or subpoena (or to arrange for appropriate safeguards against any further disclosure by the court or administrative or congressional body seeking to compel disclosure of such Confidential Information).

“Trade Secret” means information including, but not limited to, any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(iv)        Interpretation.  The restrictions stated in paragraphs 7(a)(i) and 7(a)(ii) are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law.  Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting Employer’s right under applicable state law to protect its trade secrets and confidential information.

(v)         Protected Activities. Employee acknowledges that this Agreement does not limit or interfere with his right, without notice to or authorization of Employer, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental or law enforcement branch, agency, commission, or entity (collectively, a  “Government Agency”) for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency.  Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to Employee’s attorney in such lawsuit, provided that Employee must file any document containing the trade secret under seal, and Employee may not disclose the trade secret, except pursuant to court order.  Notwithstanding the foregoing, under no circumstance will Employee be authorized to make any disclosures as to which Employer may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of Employer’s General Counsel or another authorized officer designated by Employer.

(b)         Non-Competition.

(i)          Employee covenants and agrees that during Employee’s employment and for a period of twelve months (12)  months following termination of Employee’s employment for any reason (the “Restricted Period”), he will not, on his own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, engage or attempt to engage in the business of providing or selling services in the United States that are services offered by Employer or its controlled subsidiaries or affiliates at the time of the termination of Employee’s employment, unless waived in writing by Employer in its sole discretion.  Employee recognizes that the above restriction is reasonable and necessary to protect the interest of the Employer and its subsidiaries and affiliates.  Notwithstanding the foregoing, following termination of his employment, Employee shall be permitted to provide services to (and have an economic or equity interest in) (i) a division, business line, subsidiary or affiliate of a commercial enterprise with multiple divisions or business lines if such division, business line, subsidiary or affiliate is not directly competitive with the business of the Employer or any controlled subsidiary or affiliate (even if another division, business line, subsidiary or  affiliate is competitive with the businesses of the Company); provided Employee does not provide services, advice, knowledge or support to the businesses competitive with the businesses of the Company or (ii) a private equity firm or hedge fund that holds investments in or manages entities engaged in such competitive activities if Employee is not involved in providing services, advice, knowledge or support with respect to the investment involved in the competitive activities.  In addition, Employee’s ownership of less than one percent (1%) of any class of stock in a publicly-traded corporation shall not be deemed a breach of this Section 7(b).

(ii)         During the Restricted Period, Employee may submit a written request to Employer outlining a proposed employment or other employment opportunity that Employee is considering. Employer will review such request, and make a determination within ten (10) business days following receipt of such request, in its sole discretion, as to whether the opportunity would constitute a breach of the non-competition covenant.

(c)         Non-Solicitation.  To protect the goodwill of Employer and its controlled subsidiaries and affiliates, or the customers of Employer and its controlled subsidiaries and affiliates, Employee agrees that, during the Restricted Period, he will not, without the prior written permission of Employer, directly or indirectly, for himself or on behalf of any other person or entity, solicit, divert away, take away or attempt to solicit or take away any Customer of Employer or its controlled subsidiaries or affiliates for purposes of providing or selling services to such Customer that are offered by Employer or its controlled subsidiaries or affiliates, if Employer, or the particular controlled subsidiary or affiliate of Employer, is then still engaged in the sale or provision of such services at the time of the solicitation.  For purposes of this Section 7(c), “Customer” means any individual or entity to whom Employer or its controlled subsidiaries or affiliates has provided, or contracted to provide, services and with whom Employee had, alone or in conjunction with others, contact with or knowledge of, during the twelve months prior to the termination of his employment.  For purposes of this Section 7(c), Employee had contact with or knowledge of a customer if (i) Employee had business dealings with the customer on behalf of

Employer or its controlled subsidiaries or affiliates; (ii) Employee was responsible for supervising or coordinating the dealings between the customer and Employer or its controlled subsidiaries or affiliates; or (iii) Employee obtained or had access to trade secrets or confidential information about the customer as a result of Employee’s association with Employer or its controlled subsidiaries or affiliates.

(d)         Solicitation or Hiring of Employees.  During the Restricted Period, Employee will not, on his own behalf or on behalf of any other person or entity, solicit for employment or hire, directly or indirectly, any employee of Employer or any of its controlled subsidiaries or affiliates who was employed with Employer or its controlled subsidiaries or affiliates within the one year period immediately prior to Employee’s termination.

(e)         Other.  Following a Change in Control, the definition of Employer and its controlled subsidiaries and affiliates and their respective employees and Customers for purpose of this Section 7 shall refer only to Employer and its controlled subsidiaries and affiliates (and their employees, Customers and the business in which they were engaged) as of immediately prior to the Change in Control.

8.          Work Made for Hire.  Employee agrees that any written program materials, protocols, research papers, other writings, as well as improvements, inventions, new techniques, programs or products (the “Work”) made or developed by Employee within or after normal working hours relating to the business or activities of Employer or any of its subsidiaries, shall be deemed to have been made or developed by Employee solely for the benefit of Employer and will be considered “work made for hire” within the meaning of the United States Copyright Act, Title 17, United States Code, which vests all copyright interest in and to the Work in the Employer.  In the event, however, that any court of competent jurisdiction finally declares that the Work is not or was not a work made for hire as agreed, at Employer’s sole expense, Employee agrees to assign, convey, and transfer to the Employer all right, title and interest Employee may presently have or may have or be deemed to have in and to any such Work and in the copyright of such work, including but not limited to, all rights of reproduction, distribution, publication, public performance, public display and preparation of derivative works, and all rights of ownership and possession of the original fixation of the Work and any and all copies. Additionally, at Employer’s sole expense, Employee agrees to execute any documents necessary for Employer to record and/or perfect its ownership of the Work and the applicable copyright.

9.          Property of Employer.  Employee agrees that, upon the termination of Employee’s employment with Employer, Employee will immediately surrender to Employer all property, files, equipment, funds, lists, books, records, computer programs, computer software and other materials of Employer or its controlled subsidiaries or affiliates in the possession of or provided to Employee.

10.        Special Rules for Compliance with Code Section 409A.  This Section 10 serves to ensure compliance with applicable requirements of Section 409A of the Internal Revenue Code (the “Code”).  Certain provisions of this Section 10 modify other provisions of this Agreement.  If the terms of this Section 10 conflict with other terms of the Agreement, the terms of this Section 10 control. The intent of the parties to this Agreement is that the payments and benefits under this

Agreement are either exempt from, or comply with, Section 409A of the Code, and the terms of this Agreement shall be interpreted consistent with such intent.

(a)         Timing of Certain Payments.  Payments and benefits specified under this Agreement shall be paid at the times specified as follows:

(i)          Accrued Payments at Termination.  Sections 6(a) – (e) of this Agreement require payment of amounts earned but unpaid or accrued at the date of Employee’s termination.  Unless the amount is payable under an applicable plan, program or arrangement on explicit terms providing for a delay in payment compliant  with or exempt from Code Section 409A, these amounts shall be payable at the date the amounts otherwise would have been payable under the applicable plans, programs and arrangements in the absence of termination but in no event more than 30 days after Employee’s termination of employment (subject to 10(c)).

(ii)         Expense Reimbursements.  Any payment under Section 5 or otherwise as an expense reimbursement hereunder must be paid no later than the end of Employee’s taxable year next following the taxable year in which Employee incurred the reimbursable expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind, benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

(iii)       Other Payments.  Any other payment or benefit required under this Agreement to be paid in a lump sum or otherwise to be paid promptly at or following a date or event shall be paid within five days after the due date, subject to Section 10(b), (c) and (d) below.

(iv)        No Influence on Year of Payment.  In the case of any payment under the Agreement payable during a specified period of time following a termination or other event (including any payment for which the permitted payment period begins in one calendar year and ends in a subsequent calendar year), Employee shall have no right to elect in which year the payment will be made, and the Company’s determination of when to make the payment shall not be influenced in any way by Employee.

(b)         Special Rules for Severance Payments.  In the case of payments in the nature of continuation of payments under Section 4(a) required under Section 6(c) (“Pre-CIC Severance Payments”) and severance payable under Section 6(e) (the “CIC Severance Payments” and, with the “Pre-CIC Severance Payment, the “Severance Payments”), the following rules will apply:

(i)          Separate Payments.  Each installment of the Severance Payments shall be deemed to be a separate payment for all purposes, including for purposes of Section 409A.

(ii)         Special Rules for Severance Payments.  All Severance Payments shall be treated as follows for purposes of Section 409A:

(A)        Payable during the year of termination and by March 15 of the year following termination shall, to the maximum extent possible, be deemed to constitute a short-term deferral under Treasury Regulation § 1.409A-1(b) (4);

(B)        Severance Payments not covered by Section 10(b)(ii)(A), shall, to the maximum extent possible, be deemed to constitute amounts payable under the “two-year/two-times” exclusion from being a deferral of compensation under Treasury Regulation § 1.409A-1(b)(9)(iii); and

(C)        All Severance Payments not covered by Section 10(b)(ii)(A) and (B) shall be paid at the applicable payment date in compliance with Section 409A, except that any such payment shall be subject to the six-month delay rule of Section 10(c).

(iii)       Change in Control. A “Change in Control” shall not be deemed to occur for any compensation, benefits or entitlements which qualify as non-qualified deferred compensation under Section 409A (after taking into account all applicable exemptions) payable upon such an event unless it also constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(10) (a “409A Change in Control”).

(c)         Six-Month Delay Rule.

(i)          General Rule.  The six-month delay rule will apply to payments and benefits under the Agreement if all of the following conditions are met:

(A)        Employee is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (10) thereof) for the year in which the termination occurs.  The Company will determine status of “key employees” annually, under administrative procedures applicable to all Section 409A plans and arrangements and applied in accordance with Treasury Regulation § 1.409A-1(i).

(B)        The Company’s stock is publicly traded on an established securities market or otherwise.

(C)        The payment or benefit in question is a deferral of compensation and not excepted, exempted or excluded from being such by the short-term deferral rule, or the “two-years/two-times” rule in Treasury Regulation § 1.409A-1(b)(9)(iii), or any other exception, exemption or exclusion; provided, however, that the exclusion under Treasury Regulation § 1.409A-1(b)(9)(v)(D) shall apply only if and to the extent that it is not necessary to apply to any other payment or benefit payable within six months after Employee’s termination.

(ii)         Effect of Rule.  If it applies, the six-month delay rule will delay a payment or benefit which otherwise would be payable under this Agreement within six months after Employee’s separation from service.

(A)        Any delayed payment or benefit shall be paid on the date six months after Employee’s separation from service.

(B)        During the six-month delay period, accelerated payment will occur in the event of the Employee’s death but not for any other reason (including no acceleration upon a Change in Control), except for accelerations expressly permitted under Treasury Regulation § 1.409A-1 – A-6.

(C)        Any payment that is not triggered by a termination, or is triggered by a termination but would be made more than six months after the termination (without applying this six-month delay rule), or would be payable at a fixed date not tied to termination that is earlier than the expiration of the six-month delay period, shall be unaffected by the six-month delay rule.

(iii)       Limit to Application of Six-Month Delay Rule.  If the terms of this Agreement or other plan or arrangement or document relating to this Agreement or payments hereunder impose this six-month delay rule in circumstances in which it is not required for compliance with Section 409A, those terms shall not be given effect.

(d)         Other Provisions.

(i)          Good Reason.  Termination for “Good Reason” as defined under Section 6(c) and termination without Cause under the related rules governing constructive termination not for cause are intended to qualify as “involuntary separations” within the meaning of Treasury Regulation § 1.409A-1(n)(2)(i), and shall be so construed and interpreted.

(ii)         Non-transferability.  No right to any payment or benefit under this Agreement shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by Employee’s creditors or creditors of any of Employee’s beneficiaries.

(iii)       No Acceleration.  The timing of payments and benefits under the Agreement which constitute a deferral of compensation under Code Section 409A may not be accelerated to occur before the time specified for payment hereunder, except to the extent permitted under Treasury Regulation § 1.409A-3(j)(4) or as otherwise permitted under Code Section 409A without Employee incurring a tax penalty.

(iv)        Timing Relating to Release.  Other provisions of this Agreement (including this Section 10) notwithstanding, if Employee is obligated to execute and make irrevocable a Release as a condition to receipt of a payment hereunder, the Company will supply to Employee a finalized form of the Release not later than the date of Employee’s termination, or, if later, within five days following notice of termination which must be returned within the time period required by law and must not be revoked by Employee within the applicable time period in order for Employee to satisfy any such condition, such that it becomes legally effective.  Employee must sign no earlier than the last day of the Term and tender the Release and make it irrevocable as described above not later than sixty (60) days following Employee’s last day of employment, and if Employee fails or refuses to do so, Employee shall forfeit the right to such termination compensation as would otherwise be due and payable upon execution of such Release.  If the severance payments and other entitlements are otherwise subject to Section 409A of the Code as “nonqualified deferred compensation”, they shall begin on the first pay period following the date that is sixty (60) days after Employee’s employment terminates; provided, however, that if such 60 days extends across two calendar years, the payments to Employee shall begin in the second of the calendar years.

(v)         Definition of Termination of Employment.  For purposes of this Agreement, the term “termination of employment” shall mean a separation from service as defined in Treasury Regulation § 1.409A-1(h); provided, however, that if a date for termination of employment is designated by the Company but Employee has a separation from service prior to such designated date, the designated termination date shall be deemed the date of termination for any compensation payable under this Agreement that would fully qualify for the short-term deferral exception under Treasury Regulation § 1.409A-1(b)(4) and/or the “two-year/two-times” exclusion from being a deferral of compensation under Treasury Regulation § 1.409A-1(b)(9)(iii) under both circumstances (i.e., assuming the separation from service date was the termination date hereunder or that the designated termination of employment date was the termination date hereunder).

(vi)        Continued Medical Coverage.  Any continued medical coverage following termination of employment, to the extent provided under Section 6 or any other provision of this Agreement, if and to the extent such medical coverage (or the Company’s contributions or reimbursement of such coverage) represents taxable income to Employee, is intended to qualify as excluded from being a deferral of compensation under Treasury Regulation § 1.409A-1(b)(9)(v)(B), and the rights to such coverage shall be limited to the extent necessary to qualify thereunder.

(vii)       References to Other Plans.  References in the Agreement to the obligation of the Company to pay amounts under other plans, including Employee’s vested portion of any Magellan deferred compensation or other benefit plan, shall not be construed to modify the timing of payment, which shall be governed by such other plans..

11.        Remedies.  An actual or threatened violation by Employee of the covenants and obligations set forth in Sections 7, 8 and 9 may cause irreparable harm to Employer or its controlled subsidiaries or affiliates and the remedy at law for any such violation may be inadequate. Employee agrees, therefore, that Employer or its controlled subsidiaries or affiliates will be entitled to appropriate equitable relief, including, but not limited to, a temporary restraining order and a preliminary injunction, without the necessity of posting a bond.  Employee will also be entitled to seek equitable relief against Employer in connection with enforcement of the covenants and obligations set forth in Sections 7, 8 and 9.  The provisions of Sections 4, 5, 6, 7, 8, 9 and 10 through 21  and the Exhibits to this Agreement will survive the termination of the Term of this Agreement.

12.        Arbitration.  Except for an action for injunctive relief as described in Section 11, any disputes or controversies related to Employee’s employment with the Company will be settled by arbitration in Delaware  in accordance with the rules of the American Arbitration Association relating to the arbitration of employment disputes.  The determination and findings of such arbitrators will be final and binding on all parties and may be enforced, if necessary, in any court of competent jurisdiction.  The costs and expenses of the arbitration shall be evenly split by Employer and Employee and each party shall pay its own attorney’s fees and other litigation costs.

______Employee’s Initials

13.        Notices Any notice or request required or permitted to be given to any party will be given in writing and, excepting personal delivery, will be given at the address set forth below or at such other address as such party may designate by written notice to the other party to this Agreement:

To Employee: Name:James Murray
Address on file

To Employer:                 Magellan Health, Inc.
55 Nod Road
Avon, CT  06001
Attention:  General Counsel

Each notice given in accordance with this Section will be deemed to have been given, if personally delivered, on the date personally delivered; or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid, to the address last given in accordance with this Section.

14.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and should not be construed or interpreted to restrict or modify any of the terms or provisions of this Agreement.

15.        Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the Term of this Agreement, such provision will be fully severable and this Agreement and each separate provision will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  In addition, in lieu of such illegal, invalid or unenforceable provision, there will be added, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable (but in no event expanding the scope or length of any restrictions on Employee’s activities under this Agreement or imposing any additional obligation on Employee), to the extent such reformation is allowable under applicable law.

16.        Governing Law.  This Agreement and all issues relating to the validity, interpretation, and performance will be governed by, interpreted, and enforced under the laws of the State of Delaware.

17.        Binding Effect.  This Agreement hereto will be binding upon and shall inure to the benefit of each party and each party’s respective successors, heirs and legal representatives.  This Agreement may not be assigned by Employee to any other person or entity but may be assigned by Employer to any subsidiary or affiliate of Employer in connection with an internal reorganization or restructuring of Employer and any of its subsidiaries or affiliates or to any successor to or transferee of all, or substantially all, of the stock or assets of Employer.  If Employee should die while any payment, benefit or entitlement is due to him under this Agreement, then such payment, benefit or entitlement shall be paid or provided to his spouse (or if his spouse is not alive, to his estate).

18.        Employer Policies, Regulations, and Guidelines for Employees, Clawback Policy.  Employer may issue policies, rules, regulations, guidelines, procedures or other material, whether in the form of handbooks, memoranda, or otherwise, relating to its Employees.  These materials are general guidelines for Employee’s information and will not be construed to alter, modify, or amend this Agreement for any purpose whatsoever.  Any payments or other remuneration under this Agreement shall be subject to the Employer’s clawback policy or other recapture policies as in effect from time to time, and to any obligations of the Employer to clawback or recapture such payments as are required by applicable law; provided that if the Board determines that the action, event or omission that gives rise to the clawback or recapture is curable and that allowing cure would not have a negative impact on the Company, Employee shall have fifteen days to cure.

19.        Background Check, Drug Screening, Employment Eligibility.  This Agreement and Employee’s employment hereunder are subject to and conditioned upon: (i) satisfactory completion of a background investigation of Employee by Employer at Employer’s expense; (ii) Employee’s receipt of a drug screening test conducted in accordance with Employer’s customary practice for all new employees, with results acceptable to Employer in accordance with such practice, to be arranged by Employer and Employer at Employer’s expense; (iii) Employee completing an Officer’s Questionnaire containing answers satisfactory to Employer, and (iv) Employee providing Employer documentation indicating his eligibility to work within the United States pursuant to The Immigration Reform and Control Act of 1986.  Employer confirms that as of the date it executes this Agreement, the requirements in clauses (i), (ii) and (iii) have been satisfactorily completed by Employee and are no longer conditions to the effectiveness of this Agreement; provided, however, if Employee has made any false statements misrepresentations with respect to the foregoing items, Employer’s confirmation shall be revoked.

20.        Indemnification.  Employer shall indemnify Employee and hold him harmless to the fullest extent permitted by Delaware law against all cost, expense, liability and loss (including, without limitation, attorneys’ fees (including those incurred to enforce Employee’s rights under this Section 20), judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Employee, subject to all requirements and conditions of such law, if Employee is made a party, or is threatened to be made a party (including as a witness), to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding), by reason of the fact that he is or was an officer, employee or acting in another official capacity for Employer or the Company or is or was serving at the request of Employer as an officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Employee’s alleged action in any such capacity.    The indemnification obligations under this Section 20 shall remain in effect following Employee’s termination of employment with Employer and shall inure to the benefit of Employee’s heirs, executors and administrators.  Employer shall advance to Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by it of a written request for such advance.  Such request shall include an undertaking by Employee to repay the amount of such advance, without interest, if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.  In addition, Employee shall be covered as an insured in respect of Employee’s activities as an officer of Employer by the Employer’s Directors and Officers liability policy or policies or other comparable policies obtained by Employer to the fullest extent provided under such policy and no less than that provided for any other executive officer of Employer.  The rights of Employee under this Section 20 shall be in addition to, and not in lieu of, any other rights Employee may have to be indemnified and advanced expenses or to be covered under any applicable directors’ and officers’ liability insurance policies and these rights shall apply with respect to any Proceeding without regard to whether it commenced during the Term of this Agreement.

21.        Representations.   Employer represents and warrants to Employee that (i) the execution, delivery and performance of this Agreement by it has been fully and validly authorized by all necessary corporate action, (ii) the person signing this Agreement on its behalf is duly authorized to do so, (iii) to its knowledge, the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by Employer and Employee, it shall be a valid and binding obligation of Employer, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

22.        Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to its subject matter, unless expressly provided otherwise within this Agreement.  No amendment or modification of this Agreement will be valid unless made in writing and signed by each of the parties.  No representations, inducements, or agreements have been made to induce either Employee or Employer to enter into this Agreement, which are not expressly set forth within this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first stated above.

a
MAGELLAN HEALTH, INC.
“Employee”	“Employer”

/s/ James E. Murray	By:	/s/ Daniel N. Gregoire
James E. Murray		Name:	Daniel N. Gregoire
		Title:	General Counsel and Secretary

EXHIBIT A

PERFORMANCE SHARE UNIT AGREEMENT

Magellan Health, Inc.

2016 Management Incentive Plan

Notice of Terms of Performance-Based Restricted Stock Units

(Reference No. 2016-January 2020)

Name of Grantee:	James E. Murray

Date of Grant:	January 2, 2020

Type of Award:

Performance-Based Restricted Stock Units (“PSU”), each PSU representing the right to receive on the terms and conditions of the Performance-Based Restricted Stock Unit Agreement between you (as Grantee) and the Company referenced below and the terms and conditions of this Notice, a share of Ordinary Common Stock, par value $0.01 per share (“Share”), of Magellan Health, Inc. (the “Company”), subject to adjustment thereto as provided in this Notice.

Number of
Performance-Based
Restricted Stock
Units Awarded (“Target PSUs”):

Dividend Equivalent
Rights:.	None

The terms and conditions of the award are as follows:

1.         Vesting Provisions

(a)        General.  Subject to your continued employment or other service with the Company or its subsidiaries through January 2, 2023 (the “Service Date”) (except as otherwise provided herein), the Award shall become vested based upon the Company’s “Relative Total Shareholder Return” in terms of percentile ranking as compared to the Peer Group (as defined in Exhibit A) over the period beginning January 1, 2020 and ending December 31, 2022 (the “Measurement Period”) in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Measurement Period (“TSR Percentile”)	Payout % Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
<25th Percentile	0%

In the event of a payout percentage level above 100%, you will be awarded additional PSUs so that the total number of PSUs that vest (excluding dividend equivalent PSUs if applicable) and are settled on January 10, 2023 equals your Target PSUs multiplied by the payout percentage level. For each percent above the 50th TSR Percentile, the payout percentage will be increased four percent, up to but not exceeding the maximum payout percent level. In the event of a payout percentage level below 100%, your Target PSUs will be forfeited to the extent necessary to provide that the total number of PSUs that are settled as of the Settlement Date (excluding dividend equivalent PSUs if applicable)

1

equals your Target PSUs multiplied by the payout percentage level. For each percent below the 50th TSR Percentile down to the 25th percentile, the payout percentage will be decreased two percent.

(b)        Payout Limits.  In no event shall the number of PSUs settled as of the Settlement Date exceed 200% of the Target PSUs, and if the TSR Percentile achieved is less than the 25th percentile, all of your PSUs will be forfeited.

(c)        Settlement Date.  For purposes of this Award, the “Settlement Date” shall be the earlier of (i) January 10, 2023, and (ii) the date upon which you vest with respect to 100% of the Target PSUs as provided in paragraph 3.

2.         Termination of Employment.  In the event your employment is terminated prior to the Service Date for any reason other than as provided in paragraph 3 with regard to certain terminations following a Change in Control of the Company, all PSUs granted hereunder shall immediately be forfeited by you and canceled, except as otherwise provided in the Company’s “Retirement Policy Applicable to Employee Long-Term Incentive Awards” or otherwise provided in any employment agreement between you and the Company in effect at the date of your termination.

3.         Change in Control. This Award shall earlier vest immediately with respect to 100% of the Target PSUs in the event that your service with the Company shall be terminated by the Company without Cause (as defined below), or by you with Good Reason (as defined below), on or prior to and in connection with a Change in Control, or within two years after a Change of Control. For purposes of this Award, the terms “Change in Control,” “Cause” and “Good Reason” shall have the same meanings as provided in any employment agreement between the Company and you in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

(1)   A “Change in Control” of the Company shall mean the first to occur after the date hereof of any of the following events:

a.          any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of greater than 50% of the Voting Stock (as defined below) of the Company;

b.          the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by a vote of the directors who then comprised the Continuing Directors, shall be considered to be a Continuing Director;

c.          the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company’s assets;

d.          at least 75% of the consolidated assets of the Company (measured using a quantitative analysis determined in good faith by the Board) are disposed of in a single transaction pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own,

2

directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, 51% or more of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

e.          the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(2)   “Cause” shall mean:

a.          Grantee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;

b.          Grantee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

c.          Grantee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Grantee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Grantee; or

d.          Grantee’s willful failure or refusal to abide by the Company’s policies, rules, procedures or directives, including any material violation of the Company’s Code of Ethics.

(3)   “Good Reason” shall mean:

a.          a material reduction in Grantee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a material reduction in Grantee’s target bonus opportunity for the year in which or any year after the year in which the Change of Control occurs from Grantee’s target bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Grantee has with the Company or any bonus plan of the Company applicable to Grantee (or, if no such target bonus opportunity has yet been established for Grantee under a bonus plan applicable to Grantee for the year in which the Change of Control has occurred, the target bonus opportunity so established for Grantee for the immediately preceding year (if any)). For purposes of this provision, an action or actions of the Company will be deemed "material" if, individually or in the aggregate, the action or actions result(s) or potentially result(s) in a reduction in compensation in the current year or a future year having a present value to Grantee of at least one and one half percent (1.5%) of Grantee’s then current base salary, provided that Grantee will have a legal right to claim damages for a breach of contract for any action by the Company or event having an effect described under those paragraphs that does not meet this objective materiality test, and actions may be material in a given case at levels less than the specified level.

b.          a material diminution in Grantee’s position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Grantee of duties which are

3

materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Grantee; or

c.          the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in Control Grantee’s principal location for the performance of his or her services to the Company;

provided that, in each such case, Grantee provides notice to the Company within 90 days that such event or condition constituting Good Reason has arisen, and such event or condition continues uncured for a period of more than 30 days after Grantee gives notice thereof to the Company, and Grantee terminates Service within eighteen months after such event or condition has arisen.

For purposes of the foregoing definitions, (A) “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company, (B) “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

4.         Leave of Absence.  Unless otherwise required by law, in the event you have an authorized leave of absence at any time prior to the Service Date which absence extends beyond three full calendar months (including any absence that began before the Grant Date), your PSU payout will be prorated based on the number of full and partial months spent on the active payroll (beginning with the first full calendar month after the Grant Date). Payout for the award will be made at the same time as payment would have been made without regard to any leave of absence and will in all respects be subject to the Company’s actual Relative Total Shareholder Return achievement for the full Measurement Period.

5.         Settlement of Award.  Shares in settlement of vested PSUs under this Award (or, at the Company’s election, cash in lieu thereof) shall be delivered to you on the Settlement Date as further provided in your Performance Based Restricted Stock Unit Agreement with the Company. Settlement and your retention of cash or Shares issued in settlement or the proceeds of a sale of Shares or other benefits resulting from this Award, are subject to the terms of the provisions of the Performance Based Restricted Stock Unit Agreement (without regard to any previous vesting of this Award).

6.         Transfer Restrictions.  Shares issued in settlement of this Award shall not be subject to any additional transfer restrictions, other than those provided by your Performance Based Restricted Stock Unit Agreement.

4

By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Magellan Health, Inc. 2016 Management Incentive Plan (the “Plan”), or a predecessor plan, and the Performance Based Restricted Stock Unit Agreement, reference number 2016-January 2, 2020 (the “Agreement”), both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Performance Based Restricted Stock Units shall have the meaning assigned to them in the Plan and Agreement.

5

Magellan Health, Inc.

Performance Based Restricted Stock Unit

Exhibit A – Calculation of Relative Total Shareholder Return

Ÿ    “Relative Total Shareholder Return” means the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the Peer Companies. Relative TSR will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

where:  “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

“N” represents the remaining number of Peer Companies, plus the Company.

“R” represents the Company’s ranking among the Peer Companies.

Example: If there are 24 Peer Companies, and the Company ranked 7th, the performance would be at the 75th percentile: 1 – ((7-1)/(25-1)).

Relative TSR shall be determined by the Compensation Committee of the Board of Directors of the Company based on the terms set forth in this Exhibit A and in the Compensation Committee’s sole and absolute discretion.

•

“TSR” means, for each of the Company and the Peer Companies, the company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

•

“Opening Average Share Value” means the average, over the trading days in the Opening Average Period, of the closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Opening Average Period.

•	“Opening Average Period” means the 30 trading days beginning as of January 1, 2020.
•

“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) a cumulative number of shares of the company’s common stock purchased with dividends declared on a company’s common stock, assuming same day reinvestment of the dividends in the common stock of a company at the closing price on the ex-dividend date, for ex-dividend dates during the Opening Average Period or between the Grant Date and the December 31, 2022, as applicable.

•

“Closing Average Share Value” means the average, over the trading days in the Closing Average Period, of the closing price of the company’s stock multiplied by the Accumulated Shares for each trading day during the Closing Average Period.

•	“Closing Average Period” means the 30 trading days immediately preceding January 1, 2023.

6

“Peer Companies” means the S&P Health Care Services Industry Index as of January 2, 2020 which currently includes the following companies*:

Acadia Healthcare Co Inc	Cross Country Healthcare Inc	Owens & Minor Inc
Addus HomeCare Corp.	CVS Health Corp.	Patterson Cos Inc
Amedisys Inc	DaVita Inc.	PetIQ, Inc.
AmerisourceBergen Corp	Diplomat Pharmacy Inc	Premier Inc
AMN Healthcare Services Inc	Encompass Health Corp	The Providence Service Corp.
Anthem, Inc.	The Ensign Group, Inc.	Quest Diagnostics Inc
BioScrip, Inc.	HCA Healthcare Inc	R1 RCM, Inc.
BioTelemetry Inc	HealthEquity Inc	RadNet, Inc.
Brookdale Senior Living Inc	Henry Schein Inc	Select Medical Holdings Inc
Cardinal Health Inc	Humana Inc	Tenet Healthcare Corp
Centene Corp	Laboratory Corp of America	Tivity Health, Inc.
Chemed Corp	LHC Group Inc	Triple-S Management Corp
CIGNA Corp	Magellan Health Inc	UnitedHealth Group Inc
Community Health Systems Inc	McKesson Corp	Universal Health Services Inc
CorVel Corp	MEDNAX Inc	US Physical Therapy Inc
Covetrus, Inc.	Molina Healthcare Inc	WellCare Health Plans Inc

* The actual Peer Companies are subject to change and will be updated as of the January 2, 2020 grant date based on which companies are part of the S&P Health Care Services Industry Index at that time.

The Peer Companies may be changed as follows:

(i)      In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

(ii)    In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

(iii)   In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(iv)    In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.

(v)     In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on its first day of trading.  The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR.

(vi)     For purposes of calculating TSR, the value of any Peer Company shares traded on a foreign exchange will be converted to U.S. dollars.

7

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

REFERENCE NUMBER:  2016 – JANUARY 2, 2020 – James E. Murray

As of January 2, 2020

SECTION 1.     GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS.

(a)             Performance-Based Restricted Stock Units.  On the terms and conditions set forth in this Performance-Based Restricted Stock Unit Agreement (the “Agreement”) and each Notice of Performance-Based Restricted Stock Unit Award referencing this Agreement, Magellan Health, Inc. (the “Company,” as further defined below) grants to the Grantee referred to on the signature page hereof the right to receive on the Settlement Date (as hereinafter defined) the number of shares of Ordinary Common Stock, $0.01 par value per share, of the Company (“Shares,” as further defined below) equal to the number of “Performance Stock Units” awarded to the Grantee as set forth in the Notice of Performance-Based Restricted Stock Unit Award, subject to adjustment thereto on account of any change that may be made in the Shares as provided by Section 4 below (the “Performance Unit Shares”).  Each such Notice of Performance-Based Restricted Stock Unit Award, together with this referenced Agreement, shall be a separate “Performance-Based Restricted Stock Unit” governed by the terms of this Agreement and any such separate Performance-Based Restricted Stock Unit may be referred to herein as the “Performance-Based Restricted Stock Unit,” and, as pertinent, any of multiple Notices of Performance-Based Restricted Stock Unit Award referencing this Agreement may be referred to herein as the “Performance-Based Restricted Stock Unit Award Notice.”

(b)             2016 Management Incentive Plan and Defined Terms.  The Performance-Based Restricted Stock Unit Award is granted under and subject to the terms of the 2016 Management Incentive Plan, as amended and supplemented from time to time (the “Plan”), which is incorporated herein by this reference.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan or the Performance-Based Restricted Stock Unit Award Notice.

(c)             Scope of this Agreement.  This Agreement shall apply both to the Performance-Based Restricted Stock Unit and to any Performance Unit Shares acquired upon the settlement of the Performance-Based Restricted Stock Units.  This Agreement references the terms of Sections 7 and 8 of the Employment Agreement (“Non-Compete Agreement”).

SECTION 2.     VESTING AND SETTLEMENT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS.

(a)             Vesting.  The Performance-Based Restricted Stock Unit shall vest in whole or in part on the date or dates provided by the Notice of Performance-Based Restricted Stock Unit Award, provided that Grantee remains in the Service of the Company or a Related Employer through January 2, 2023; it being understood that the Notice of Performance-Based Restricted Stock Unit Award may provide that the Performance-Based Restricted Stock Unit shall vest upon termination of Grantee’s Service in such circumstances as are provided in the Notice of Performance-Based Restricted Stock Unit Award (subject to Section 2(e) below).

(b)             Settlement in Shares.  Subject to the following provisions of this Section 2, the Company shall settle the Performance-Based Restricted Stock Unit, to the extent it has vested, on the Settlement Date set forth in the Notice of Performance-Based Restricted Stock Unit Award (the “Settlement Date”), by the delivery to Grantee of the number of Performance Unit Shares equal to the number of Performance-Based Restricted Stock Units so vested.  Subject to subsection 2(e) below, in settlement of the Performance-Based Restricted Stock Unit, the Company shall cause to be issued on the Settlement Date or as soon as practicable thereafter (but not more than five business days) an appropriate certificate or certificates for the Performance Unit Shares, registered in the name of the Grantee (or, at the direction of the Grantee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety);  provided, however, that such Performance Unit Shares shall be subject to such restrictions on transfer or other restrictions as are provided by the Performance-Based Restricted Stock Unit Award Notice and the certificates so issued may bear a legend reflecting such restrictions and any restrictions applicable in accordance with subsections 2(g) and 3(c) below.

(c)             Alternative Settlement in Cash.  In lieu of settlement of the Performance-Based Restricted Stock Unit in Performance Unit Shares, the Committee may in its sole discretion elect to settle all or a portion of the Performance-Based Restricted Stock Unit by a cash payment equal to the Fair Market Value as of the Settlement Date of the Performance Unit Shares that would otherwise have been issued under this Agreement.  Such payment may be made by good check of the Company issued in accordance with its normal payroll practices or such other means as are acceptable to the Company

(d)             Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) the Company is required to withhold as a result of the grant of the Performance-Based Restricted Stock Unit and/or the issuance of Performance Unit Shares (or cash in lieu of Performance Unit Shares) in settlement of a Performance-Based Restricted Stock Unit and, as a condition to the grant of the Performance-Based Restricted Stock Unit or issuance of the Performance Unit Shares in settlement thereof, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

2

(e)             Injurious Conduct.

(i)   In the event that the Grantee has engaged in Injurious Conduct (as defined in Section 2(e)(ii)(A) below) during Grantee’s Service or during the Restricted Period (as defined in Section 2(e)(ii)(B) below) following termination of Grantee’s Service, then the following forfeitures and related terms will apply to the Award and the Performance Unit Shares and related benefits (including Dividend Equivalents and/or dividends), as authorized by Plan Section 12 and other applicable provisions of the Plan:

(A)     No Performance Unit Shares shall be issued to Grantee in connection with the settlement of the Award after such determination (even if the Award is fully vested) nor shall any other benefit thereafter accrue to the Grantee under this Agreement (including by reason of the lapse of any restriction on transfer or other restriction then applicable to Performance Unit Shares that have been issued).

(B)     The unsettled Award shall be forfeited and shall terminate and any Performance Unit Shares subject to any such restrictions shall be forfeited.

(C)     As authorized by the Plan (including Sections 12(a) and (b)), any benefits realized by Grantee as a result of the Award, if the Award vested during the three-year period prior to the time such Injurious Conduct occurred (or, if longer than three years, the period equal to the Restricted Period), including benefits resulting from the lapse of any restrictions on Shares issued as a result thereof and Dividend Equivalents relating to the Award and dividends relating to the such Shares, shall be forfeited by Grantee and Grantee shall pay over to the Company any Shares received by Grantee in connection with the Award, if still owned by Grantee, or the cash value of such Shares (such value to be measured as of the date of the cash payment by Grantee hereunder), together with any cash amount received by Grantee as related Award benefits (without discount or interest; for clarity, taxes previously withheld will be deemed to have been received by Grantee).

(ii)    The forfeitures and related terms of Section 2(e)(i) are subject to the following:

(A)    For purposes of this Agreement, “Injurious Conduct” means an event as specified in Plan Section 12(a)(i) or a violation by Grantee of any material provision of Grantee’s Non-Compete Agreement with the Company.

(B)     For purposes of this Agreement, the “Restricted Period” means the length of the period during which Grantee remains bound by non-competition and/or non-solicitation covenants following termination of Grantee’s Service under Grantee’s Non-Compete Agreement.

(C)     The terms of this Section 2 are intended to modify and supersede certain terms of Plan Section 12, including modifying the definition of “Injurious Conduct”

3

and modifying the post-termination periods in which forfeitures may occur and during which (under Plan Section 12(c)) the Committee shall determine whether Injurious Conduct has occurred and any resulting forfeitures, and therefore the terms of this Section 2 control to the extent the terms differ from Plan Section 12.  The forfeitures or related terms of this Section 2 may be waived or limited by the terms of any agreement executed by the Company with the approval of the Committee.

(D)     In the case of Section 2(e)(i)(A) and (B), such forfeitures and related terms will not apply to the Award if the settlement of the Award has been deferred at the election of the Grantee and if the Award was fully vested for a period of at least three years or, if longer, a period at least equal to the Restricted Period before the date such Injurious Conduct occurred; in such case, the Company is not excused from settling, completing delivery of or removing any legend restricting the transfer of the Award or Shares and any related Dividend Equivalent Rights or dividends.

(E)     Any forfeitures hereunder, based on the Committee’s determination that Grantee has engaged in Injurious Conduct during Grantee’s Service or during the Restricted Period, and the terms of this Section 2 shall not relieve Grantee of any other liability he or she may have to the Company or a Related Employer as a result of engaging in the Injurious Conduct, including any right of the Company or any Related Employer to injunctive or other equitable relief.

(f)              Transfer Restrictions On Performance Unit Shares.  Subject to subsection 2(d) above and subsections 2(g) and 3(c) below, unless otherwise provided by the Performance-Based Restricted Stock Unit Award Notice or another agreement between Grantee and the Company, upon the acquisition of Performance Unit Shares pursuant to the settlement of a Performance-Based Restricted Stock Unit Award, Grantee shall be free to dispose of the Performance Unit Shares so acquired in any manner and at any time.

(g)             Securities Law Restrictions On Issuance of Performance Unit Shares.  Unless a registration statement under the Securities Act permitting the sale and delivery of Performance Unit Shares upon settlement of the Performance-Based Restricted Stock Unit Award is in effect on the Settlement Date, the Company shall not be required to issue Performance Unit Shares upon such settlement, except as otherwise provided in this subsection.  The Company shall use its commercially reasonable efforts to register under the Securities Act sufficient Performance Unit Shares to permit delivery to Grantee of all Performance Unit Shares that may be acquired by Grantee upon the settlement of the Performance-Based Restricted Stock Unit Award; provided,  however, that the Company shall only be so required to register the Performance Unit Shares on Form S-8 under the Securities Act (or any successor form).  Notwithstanding the foregoing, the Company shall, if Grantee has given the Company at least 90 days’ notice requesting the Company to register in accordance with the foregoing provisions of this subsection the Performance Unit Shares that may then be acquired by Grantee upon settlement of the Performance-Based Restricted Stock Unit Award and the Company has failed to do so, issue Performance Unit Shares to Grantee upon settlement of the Performance-Based Restricted Stock Unit Award without registration

4

thereof under the Securities Act if (i) Grantee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Performance Unit Shares are being acquired for investment and not with a present view to distribution, (B) Grantee understands that the Performance Unit Shares have not been registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Grantee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Performance Unit Shares, is acquiring the Performance Unit Shares based on an independent evaluation of the long-term prospects of an investment in the Performance Unit Shares and has been furnished with such financial and other information regarding the Company as the Grantee has requested for purposes of making such evaluation, and (D) Grantee is able to bear the economic risk of an investment in the Performance Unit Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Performance Unit Shares pursuant to such settlement of the Performance-Based Restricted Stock Unit Award is lawful; provided,  however, that the Company may require, as a condition of such issuance of Performance Unit Shares, that Grantee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the  Performance Unit Shares are issued to Grantee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Performance Unit Shares so issued bear any restrictive legend appropriate for such purpose.  In addition, even if a registration statement under the Securities Act permitting the delivery of Performance Unit Shares upon settlement of the Performance-Based Restricted Stock Unit Award is in effect at the Settlement Date, the Company may suspend the issuance of Performance Unit Shares pursuant to the settlement of all Performance-Based Restricted Stock Unit Awards issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the  Performance Unit Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act.  If the Company suspends the issuance of Performance Unit Shares pursuant to the settlement of Performance-Based Restricted Stock Unit Awards issued under the Plan, the Company shall give prompt written notice thereof to the Grantee (but the failure of the Company to give such notice shall not prevent the Company from suspending the issuance of Performance Unit Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Grantee.  Notwithstanding that the Company in accordance with this subsection may not be able to issue Performance Unit Shares in settlement of a Performance-Based Restricted Stock Unit, the Company shall not be required to settle a Performance-Based Restricted Stock Unit in cash, but may do so if it elects in its discretion to do so, as provided by subsection 2(c) above.

(h)             Special Distribution Rules to Comply with Code Section 409A.  In the event that any Performance-Based Restricted Stock Units constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code (the “Code”), the timing of settlement of such Performance-Based Restricted Stock Units (hereinafter defined as “409A RSUs”) will be

5

subject to applicable limitations under Code Section 409A and Section 19(a) of the Plan, including the following restrictions on settlement:

(i)          The “six-month delay rule.” The six-month delay rule will apply to 409A RSUs if these four conditions are met:

a.   The Grantee has a “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h));

b.   A distribution of Shares is triggered by the separation from service (but not due to death);

c.   The Grantee is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof).  The Company will determine status of “key employees” annually, under administrative procedures applicable to all plans and arrangements subject to Code Section 409A; and

d.   The Company’s stock is publicly traded on an established securities market or otherwise.

If it applies, the six-month delay rule will delay a distribution in settlement of 409A RSUs triggered by the Grantee’s separation from service where the distribution otherwise would be within six months after the separation.

(a)  Any delayed payment shall be made on the date six months after the Grantee’s separation from service.

(b)  During the six-month delay period, accelerated distribution will be permitted in the event of the Grantee’s death and for no other reason (including no acceleration upon a Change in Control), except for the limited exceptions permitted under the Code Section 409A regulations.

(c)  Any payment that is not triggered by a separation from service, or triggered by a separation from service but which would be made more than six months after separation (without applying this six-month delay rule), shall be unaffected by the six-month delay rule.  Each payment in a series of installments would be treated as a separate payment for this purpose. If the terms of a 409A RSU agreement impose this six-month delay rule in circumstances in which it is not required for compliance with Code Section 409A, those terms shall not be given effect.

(ii)         Change in Control Rule.

a.   If any distribution of 409A RSUs would be triggered by a Change in Control, such distribution will be made only if, in connection with the Change in Control, there occurs a change in the ownership of the

6

Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(5) (a "409A Change in Control").

b.   In this case, distribution of the 409A RSUs shall occur not later than five business days after (i) the occurrence of a 409A Change in Control occurring at the time of or following the Change in Control or (ii) upon occurrence of the Change in Control occurring within 90 days after the 409A Change in Control, but only if the occurrence of the Change in Control is non-discretionary and objectively determinable at the time of the 409A Change in Control (in this case, the Grantee shall have no influence on when during such 90-day period the settlement shall occur).

c.   Upon a Change in Control during the six-month delay period, no accelerated distribution applies (even if the events involve a 409A Change in Control) to a distribution delayed by application of the six-month delay rule.

(iii)       Separation from Service.

a.   Any distribution in settlement of 409A RSUs that is triggered by a termination of employment will occur only at such time as the participant has had a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), regardless of whether any other event might be viewed as a termination of employment by the Company for any other purpose.

b.   In particular, if a Grantee switches to part-time employment or becomes a consultant in connection with a termination of employment, whether the event will be deemed a termination of employment for purposes of 409A RSUs will be determined in accordance with Treasury Regulation § 1.409A-1(h).

(iv)        Other Restrictions.

a.   The settlement of 409A RSUs may not be accelerated by the Company except to the extent permitted under Code Section 409A.

b.   Any restriction imposed on RSUs under these 409A Compliance Rules or imposed on RSUs under the terms of other documents solely to ensure compliance with Code Section 409A shall not be applied to RSUs that are not 409A RSUs except to the extent necessary to preserve the status of such RSUs as not 409A RSUs.  If any mandatory term required for 409A RSUs or non-409A RSUs to avoid tax penalties under Code Section 409A is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein, and

7

(v)         Any other applicable provisions of Plan Section 19(a) will apply to such Performance-Based Restricted Stock Units.

SECTION 3.  TRANSFER OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD OR PERFORMANCE UNIT SHARES

(a)             Transfers Generally Prohibited.  Except as otherwise provided by the Performance-Based Restricted Stock Unit Award Notice or otherwise permitted by the Plan or in the case of a transfer permitted by subsection 3(b) below, the Performance-Based Restricted Stock Unit Award may be settled only during the Grantee’s lifetime and only by the issuance of Performance Unit Shares (or a cash payment in lieu thereof where permitted by the Performance-Based Restricted Stock Unit Award Notice) to Grantee.  Except as otherwise provided in subsection 3(b) below, the Performance-Based Restricted Stock Unit Award and the rights and privileges conferred by the Performance-Based Restricted Stock Unit Award shall not be sold or otherwise Transferred.

(b)             Certain Transfers Permitted.  Notwithstanding the foregoing provisions of this Section 3, the Performance-Based Restricted Stock Unit Award may be Transferred (i) in the event of the Grantee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of Shares, reorganization or similar transaction involving the Company and affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee’s family, or a trust primarily for the benefit of Grantee and/or one or more members of Grantee’s family, or to a corporation, partnership or other entity primarily for the benefit of Grantee and/or one or more such family members and/or trusts or (iv) with the approval of the Committee, in another estate or personal financial planning transaction; provided,  however, that in any such case the Performance-Based Restricted Stock Unit Award so Transferred and, upon issuance of Performance Unit Shares in settlement thereof, the Performance Unit Shares issued to the Transferee shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby and all other terms hereof, including the terms of subsection 2(c) above.  The foregoing notwithstanding, if RSUs constitute deferrals of compensation for purposes of Code Section 409A, RSUs and any related right of Grantee shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Grantee or his or her beneficiary, except as permitted under Code Section 409A and regulations and guidance thereunder.

(c)             Fiduciary, Securities Law and Officer Restrictions.  As an employee, officer and/or director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Performance Unit Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith.  Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Performance Unit Shares provided thereby and any other restrictions of sale or other Transfer of Performance Unit Shares provided herein (including in a Performance-Based Restricted Stock Unit Award Notice or in the Plan) shall

8

be in addition to and not in lieu of any other restrictions provided thereby.  Pursuant to the Company’s Equity Ownership Policy currently in effect and as may be amended from time to time, certain officers of the Company are currently, or may in the future be, subject to restrictions on sales or transfers of Performance Unit Shares and other equity rights issued by the Company. If Grantee is at any time subject to such Equity Ownership Policy, sale or transfer of Grantees’ Performance Unit Shares (other than any sale to pay any taxes due upon vesting and/or delivery of the Performance Unit Shares) shall be restricted as provided in such Equity Ownership Policy.

SECTION 4.     ADJUSTMENT OF SHARES.

(a)             Adjustment Generally. If while the Performance-Based Restricted Stock Unit remains in effect there shall be any change in the outstanding Shares of the class which are to be issued upon settlement of the Performance-Based Restricted Stock Unit, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares for other securities or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of the Performance-Based Restricted Stock Unit so that the Performance-Based Restricted Stock Unit shall thereafter be ultimately settled, otherwise on the same terms and conditions as provided by the Performance-Based Restricted Stock Unit Award Notice, this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon settlement of the Performance-Based Restricted Stock Unit had the Performance-Based Restricted Stock Unit been settled in full immediately prior to such change or distribution (whether or not the Performance-Based Restricted Stock Unit was then fully vested) or, if and to the extent the Committee determines that so adjusting the consideration to be received upon settlement of the Performance-Based Restricted Stock Unit, in whole or in part, is not practicable, the Committee shall equitably modify the consideration to be received in respect of the settlement of the Performance-Based Restricted Stock Unit or other pertinent terms and conditions of the Performance-Based Restricted Stock Unit as provided by subsection 4(b) below. Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be received upon settlement of the Performance-Based Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company shall occur.

(b)             Modification Of Performance-Based Restricted Stock Unit.  In the event any change in the outstanding Shares of the class which may be received upon settlement of the Performance-Based Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in subsection 4(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Performance-Based Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Performance-Based Restricted Stock Unit because such event or circumstances interferes with the intended operation of the Plan

9

(including the intended tax consequences of Awards) occurs, then the Committee shall adjust the number and kind of Performance Unit Shares and/or other securities and/or cash or other property that may be issued or delivered upon the settlement of the Performance-Based Restricted Stock Unit and/or adjust the other terms and conditions of the Performance-Based Restricted Stock Unit as the Committee in its discretion determines to be equitable in order to prevent dilution or enlargement of the Grantee’s rights in respect of the Performance-Based Restricted Stock Unit as such existed before such event. Appropriate adjustments shall likewise be made by the Committee in other terms and conditions of the Performance-Based Restricted Stock Unit to reflect equitably such changes in circumstances, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the Performance-Based Restricted Stock Unit or any restrictions on Performance Unit Shares.

(c)             Modifications To Comply With Section 409A. To the extent applicable, this Agreement (including any related Notice of Restricted Stock Award) shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date on which a Performance-Based Restricted Stock Unit was awarded.  Without limiting the authority of the Committee under subsection 4(b) above to make modifications to the Performance-Based Restricted Stock Unit by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Performance-Based Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Performance-Based Restricted Stock Unit because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Participant under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Performance-Based Restricted Stock Unit or any other provision of the Performance-Based Restricted Stock Unit Award Notice or this Agreement or the Plan, the Company may (a) adopt such amendments to the Performance-Based Restricted Stock Unit, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Performance-Based Restricted Stock Unit and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Performance-Based Restricted Stock Unit was awarded, but only to the extent permitted under Code Section 409A and regulations and guidance thereunder.

SECTION 5.     MISCELLANEOUS PROVISIONS.

(a)             Rights as a Shareholder.  Neither the Grantee nor the Grantee’s personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Performance Unit Shares until the Grantee or his or her personal representative or

10

permitted Transferee becomes entitled to receive such Performance Unit Shares pursuant to this Agreement, the Plan and the applicable Performance-Based Restricted Stock Unit Award Notice, and any such right shall also be subject to subsections 2(g) and 3(c) above.

(b)             Tenure.  Nothing in the Performance-Based Restricted Stock Unit Award Notice, this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Company’s Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Employer) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)             Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company.  A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

(d)             Entire Agreement.  This Agreement, any related Performance-Based Restricted Stock Unit Award Notice, the Plan and the Employment Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)             Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)              Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s personal representatives, heirs, legatees and other permitted Transferees, assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)             Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 6.     DEFINITIONS.

(a)             “Code” shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated thereunder.

(b)             “Company” shall mean Magellan Health, Inc., a Delaware corporation, and any successor thereto.

11

(c)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(d)             “Securities Act” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(e)             “Share” shall mean a share of Ordinary Common Stock, $0.01 par value per share, of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in Section 4 above (and in the event of any such successive exchange or change, any security resulting from any such successive exchange or change).

(f)              “Transfer” shall mean, with respect to any Performance-Based Restricted Stock Unit or any Unit Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Performance-Based Restricted Stock Unit or any Unit Share, or of any beneficial interest therein, now or hereafter owned by the Grantee, including by execution, attachments, levy or similar process.

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH, INC.

Name: Kenneth J. Fasola
GRANTEE:	Title: Chief Executive Officer

Name: James E. Murray

Date:

Address for Notice:

12

EXHIBIT B

STOCK OPTION AGREEMENT

13

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

(REFERENCE NO. 2016 – JANUARY 2, 2020)

Name of Optionee:	James E. Murray
Shares Subject to Option:	____ shares of Ordinary Common Stock of Magellan Health, Inc. (the “Shares”)
Type of Option:	X Nonqualified _____ Incentive
Exercise Price per Share:	$
Date of Grant:	January 2, 2020
Date Exercisable and Other Conditions of Exercise:

This option shall be exercisable, in whole or in part, until its Expiration Date, only to the extent it is vested and while the Optionee’s Service with the Company, a Subsidiary or a Parent company continues.  In addition, this option, to the extent vested on the date of termination of the Optionee’s Service, shall be exercisable for the period after the termination of the Optionee’s Service provided by Optionee’s Option Agreement, unless a different period is specified in Optionee’s employment agreement with the Company, a Subsidiary or a parent company, in which case this option shall be exercisable for such different period after termination of Optionee’s Service (but in no event on or after the Expiration Date).

In addition, this option may be exercised, to the extent vested, only when exercise is otherwise permitted in accordance with the terms of the 2016 Management Incentive Plan, or a predecessor plan, and the Option Agreement to which this notice of grant relates (including the provisions thereof applicable in the event of Injurious Conduct).

Vesting:

This option shall vest with respect to the Shares subject hereto as to one-third of such Shares on each of the first, second and third anniversaries of the Date of Grant, provided that in each case the Optionee’s Service has not terminated prior to such date.

Notwithstanding the preceding paragraph, if the Optionee’s Service is terminated for Retirement as defined under the Company’s Retirement Policy Applicable to Employee Long-Term Incentive Awards as Amended and Restated, this Option shall earlier vest immediately with respect to 100% of the Shares subject hereto.

Notwithstanding the first paragraph of this section entitled “Vesting”, this Option shall earlier vest immediately with respect to 100% of the Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the period of eighteen months (or such other period as is provided by Optionee’s employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Optionee’s Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Optionee with Good Reason (as defined below), provided that the Optionee’s Service with the Company has not previously terminated after the date hereof for any other reason, and upon such accelerated vesting this Option shall continue to be exercisable for the same period after such termination of Optionee’s Service as provided above. For purposes of this Option, the terms “Change in Control,” “Cause” and “Good Reason” shall have the same meanings as provided in any employment agreement between the Company and Optionee in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

(1) A “Change in Control” of the Company shall mean the first to occur after the date hereof of any of the following events:

a.           any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of greater than 50% of the Voting Stock (as defined below) of the Company;

b.           the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by a vote of the directors who then comprised the Continuing Directors, shall be considered to be a Continuing Director;

c.           the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan

2

providing for the disposition of all or substantially all of the Company’s assets;

d.           at least 75% of the consolidated assets of the Company (measured using a quantitative analysis determined in good faith by the Board) are disposed of in a single transaction pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, 51% or more of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

e.           the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(2) “Cause” shall mean:
a. Optionee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;
b. Optionee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

c.           Optionee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Optionee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Optionee; or

d. Optionee’s willful failure or refusal to abide by the Company’s policies, rules, procedures or directives,

3

including any material violation of the Company’s Code of Ethics.
(3) “Good Reason” shall mean:

a.           a reduction in Optionee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a reduction in Optionee’s target bonus opportunity for the year in which or any year after the year in which the Change of Control occurs from Optionee’s target bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Optionee has with the Company or any bonus plan of the Company applicable to Optionee (or, if no such target bonus opportunity has yet been established for Optionee under a bonus plan applicable to Optionee for the year in which the Change of Control has occurred, the target bonus opportunity so established for Optionee for the immediately preceding year (if any)), For purposes of this provision, an action or actions of the Company will be deemed "material" if, individually or in the aggregate, the action or actions result(s) or potentially result(s) in a reduction in compensation in the current year or a future year having a present value to Optionee of at least one and one half percent (1.5%) of Optionee’s then current base salary, provided that Optionee will have a legal right to claim damages for a breach of contract for any action by the Company or event having an effect described under those paragraphs that does not meet this objective materiality test, and actions may be material in a given case at levels less than the specified level.;

b.           a material diminution in Optionee’s position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Optionee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Optionee; or

c. the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in

4

Control Optionee’s principal location for the performance of his or her services to the Company;

provided that, in each such case, Optionee provides notice to the Company within 90 days that such event or condition constituting Good Reason has arisen, and such event or condition continues uncured for a period of more than 30 days after Optionee gives notice thereof to the Company, and Optionee terminates Service within 18 months after such event or condition has arisen.

For purposes of the foregoing definitions, (A) “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company, (B) “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

Other Terms (if any):
Expiration Date:	January 2, 2030

5

By signing your name below, you accept this award and acknowledge and agree that this award is granted under and governed by the terms and conditions of the Magellan Health, Inc. 2016 Management Incentive Plan, or a predecessor plan, and the related Stock Option Agreement, reference number 2016- January 2, 2020, both of which are hereby made a part of this document.

MAGELLAN HEALTH, INC.

Name: Kenneth J. Fasola
Title: Chief Executive Officer
OPTIONEE:

Name: James E. Murray

Date:

6

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

STOCK OPTION AGREEMENT

Reference No. 2016 January 2, 2020 James E. Murray

SECTION 1.      GRANT OF OPTION.

(a)         OPTION.  On the terms and conditions set forth in this Stock Option Agreement (the “Agreement”) and each Notice of Stock Option Grant referencing this Agreement, Magellan Health, Inc. (the “COMPANY” as further defined below) grants to the Optionee referred to on the signature page hereof, as of the Date of Grant (as defined below), an option to purchase at the Exercise Price (as defined below) the number of shares of Ordinary Common Stock, $0.01 par value per share, of the Company set forth in such Notice of Stock Option Grant, subject to adjustment thereto on account of any change in respect of the shares of Ordinary Common Stock that may be made as provided by Section 7 below (the “OPTION SHARES”).  Each such Notice of Stock Option Grant, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement and any such separate option may be referred to herein as “THE OPTION” and, as pertinent, any of multiple Notices of Stock Option Grant referencing this Agreement may be referred to herein as “THE OPTION AWARD NOTICE.”  The option is intended to be an Incentive Stock Option (as defined below) or a Nonqualified Stock Option (as defined below), as provided in the Option Award Notice.

(b)         2016 MANAGEMENT INCENTIVE PLAN AND DEFINED TERMS.  The option is granted under and subject to the terms of the Company’s 2016 Management Incentive Plan, or a predecessor plan, as amended and supplemented from time to time (the “Plan”), which is incorporated herein by this reference.  Certain capitalized terms used herein are defined in Section 9 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan.

(c)         SCOPE OF THIS AGREEMENT.  This Agreement shall apply both to the option and to the Option Shares acquired upon the exercise of the option.  This Agreement references the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement previously executed by Optionee and the Company or a Related Employer (as defined in Plan Section 12(a)(i)) and/or any similar agreement that legally binds Optionee not to compete with or not to solicit employees or customers of the Company or any Related Employer and related covenants (any or all of the foregoing being the “Non-Compete Agreement”).

SECTION 2.      RIGHT TO EXERCISE.

(a)         EXERCISABILITY.  Subject to the conditions set forth in this Agreement and the Plan, all or part of the option may be exercised to purchase Option Shares prior to expiration of the option at the time or times, and subject to satisfaction of the conditions, set forth in the vesting and exercise provisions of the Option Award Notice.

(b)         $100,000 LIMITATION.  If the option is designated as an Incentive Stock Option in the Option Award Notice, then the Optionee’s right to exercise the option shall be deferred to the extent (and only to the extent) that the option would not be treated as an Incentive Stock Option solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee need not defer his or her right to exercise the option if (i) the Company is subject to an Extraordinary Business Combination Event before the Optionee’s Service terminates, (ii) the Company, or any surviving corporation of any business combination involving the Company or its parent (a “SURVIVING COMPANY”) does not continue the option, and (iii) any Surviving Company does not assume the option or does not substitute an option with substantially the same terms for the option.  The failure to defer exercise of the option in order to comply with this $100,000 limitation as permitted by the foregoing provisions may, however, result in the option no longer being considered an Incentive Stock Option.  Additional limitations with regard to Incentive Stock Options are set forth in the Plan.

(c)         INJURIOUS CONDUCT.

(i)          In the event that Optionee has engaged in Injurious Conduct (as defined in Section 2(c)(ii)(A) below) during Optionee’s Service or during the Restricted Period (as defined in Section 2(c)(ii)(B) below) following termination of Optionee’s Service, then the following forfeitures and related terms will apply to the Option and the Option Shares, as authorized by Section 12 and other applicable provisions of the Plan:

(A)        The Option may not be exercised after such determination (even if fully vested) nor shall any other benefit thereafter accrue to the Optionee under this Agreement (including by reason of the lapse of any restriction on transfer or other restriction applicable to the Option Shares), .

(B)        The Option shall be forfeited and shall terminate and any Option Shares subject to any restrictions hereunder shall be forfeited.

(C)        As authorized by the Plan (including Sections 12(a) and (b)), any benefits realized by Optionee as a result of the exercise of the Option during the three-year period prior to the time such Injurious Conduct occurred (or, if longer than three years, the period equal to the Restricted Period), shall be forfeited by Optionee and Optionee shall pay over to the Company any shares received by Optionee upon such exercise, if still owned by Optionee, or the cash value of Shares received by Optionee (as of the date of the cash payment by Optionee hereunder), together with any cash amount received by Optionee as dividends on such Option Shares (without discount or interest; for clarity, taxes previously withheld will be deemed to have been received by Optionee, and if the Option exercise price was paid in cash, only the Option Shares received with an aggregate value at the exercise date in excess of the aggregate exercise price paid will be deemed to be amounts paid to the Optionee).

(ii)         The forfeitures and related terms of this Section 2(c)(i) are subject to the following:

2

(A)        For purposes of this Agreement, “Injurious Conduct” means an event as specified in Plan Section 12(a)(i) or a violation by Optionee of any material provision of Optionee’s Non-Compete Agreement with the Company or any Related Company or, if Optionee has no Non-Compete Agreement, an event as specified in Plan Section 12(a)(ii).

(B)        For purposes of this Agreement, the “Restricted Period” means the length of the period during which Optionee remains bound by non-competition and/or non-solicitation covenants following termination of Optionee’s Service under Optionee’s Non-Compete Agreement, except that, if Optionee is not bound by a Non-Compete Agreement, the Restricted Period will be one year.

(C)        The terms of this Section 2 are intended to modify and supersede certain terms of Plan Section 12, including modifying the definition of “Injurious Conduct” and modifying the post-termination periods in which forfeitures may occur and during which (under Plan Section 12(c)) the Committee shall determine whether Injurious Conduct has occurred and any resulting forfeitures, and therefore the terms of this Section 2 control to the extent the terms differ from Plan Section 12.  The forfeitures or related terms of this Section 2 may be waived or limited by the terms of any agreement executed by the Company with the approval of the Committee.

(D)        Any forfeitures hereunder, based on the Committee’s determination that Optionee has engaged in Injurious Conduct during Optionee’s Service or during the Restricted Period, and the terms of this Section 2 shall not relieve Optionee of any other liability he or she may have to the Company or a Related Employer as a result of engaging in the Injurious Conduct, including any right of the Company or a Related Employer to injunctive or other equitable relief.

(d)         TRANSFER RESTRICTIONS ON OPTION SHARES.  Subject to Section 2(c) above and Section 3(c) below, unless otherwise provided by the Option Award Notice, upon the acquisition of Option Shares pursuant to the exercise of an option after expiration of the vesting period and satisfaction of any vesting and exercise conditions provided by the Option Award Notice, Optionee shall be free to dispose of Option Shares so acquired in any manner and at any time.

SECTION 3.      TRANSFER OF OPTION.

(a)         TRANSFERS GENERALLY PROHIBITED.  Except as otherwise provided by the Option Award Notice or otherwise permitted by the Plan or in the case of a transfer permitted by  Section 3(b) below, the option shall be exercisable only during the Optionee’s lifetime and only by the Optionee.  Except as otherwise provided in Section 3(b) below, the option and the rights and privileges conferred by the option shall not be sold or otherwise Transferred.

(b)         CERTAIN TRANSFERS PERMITTED.  Notwithstanding the foregoing provisions of this Section 3, this option may be Transferred (i) in the event of the Optionee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company, (ii) by operation of law in connection with a merger, consolidation,

3

recapitalization, reclassification or exchange of Shares, reorganization or similar transaction involving the Company and affecting the Shares generally or (iii) with the approval of the Committee, to a member of Optionee’s family, or a trust primarily for the benefit of Optionee and/or one or more members of Optionee’s family, or to a corporation, partnership or other entity primarily for the benefit of Optionee and/or one or more such family members and/or trusts or (iv) with the approval of the Committee, in another estate or personal financial planning transaction; provided, however, that in any such case the option so Transferred shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby and all other terms hereof, including the terms of  Section 2(c) above.

(c)         FIDUCIARY, SECURITIES LAW AND OFFICER RESTRICTIONS.  As an employee, officer and/or director of the Company, Optionee may be subject to restrictions on his or her ability to sell or otherwise Transfer Option Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Optionee in connection therewith.  Nothing contained herein shall relieve Optionee of any restriction on sale or other Transfer of Option Shares provided thereby and any other restrictions of sale or other Transfer of Option Shares provided herein (including in an Option Award Agreement or in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby. Pursuant to the Company’s Equity Ownership Policy currently in effect and as may be amended from time to time (the “Equity Ownership Policy”) certain officers of the Company are currently, or may in the future be, subject to restrictions on sales or transfers of Option Shares and other equity rights issued by the Company.  If Optionee is at any time subject to such Equity Ownership Policy, sale or transfer of Optionees’ Option Shares shall be restricted as provided in such Equity Ownership Policy.

SECTION 4.      EXERCISE PROCEDURES.

(a)         NOTICE OF EXERCISE.  The Optionee (or the Optionee’s personal representative or permitted Transferee) may exercise the option by giving written notice to the Company specifying the election to exercise the option, the number of Option Shares for which it is being exercised and the form of payment.  Exhibit A is an example of a “Notice of Exercise.”  The Notice of Exercise shall be signed by the person exercising the option.  In the event that the option is being exercised by the Optionee’s personal representative or permitted Transferee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise the option.  The Optionee or the Optionee’s representative or permitted Transferee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 below for the full amount of the Purchase Price.

(b)         ISSUANCE OF COMMON STOCK.  Subject to  Section 2(c) above and  Section 4(d) below, after receiving a proper notice of exercise and payment for the Option Shares for which the option was exercised, the Company shall cause to be issued a certificate or certificates for the Option Shares as to which this option has been exercised, registered in the name of the person exercising the option (or, at the direction of the Optionee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety).

(c)         WITHHOLDING REQUIREMENTS.  The Company may withhold any tax (or other governmental obligation) as a result of the exercise of the option, as a condition to

4

the exercise of the option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising of the option.

(d)         SECURITIES LAW RESTRICTIONS ON EXERCISE.  Unless a registration statement under the Securities Act permitting the sale and delivery of Option Shares upon exercise of the option is in effect at the date of exercise, the Company shall not be required to issue Option Shares upon such exercise, except as otherwise provided in this  Section.  The Company shall use its commercially reasonable efforts to register under the Securities Act sufficient Option Shares to permit the sale and delivery to Optionee of all Option Shares that may be acquired by Optionee upon the exercise of the option; provided,  however, that the Company shall only be so required to register the Option Shares on Form S-8 under the Securities Act (or any successor form).  Notwithstanding the foregoing, the Company shall, if Optionee has given the Company at least 90 days’ notice requesting the Company to register the Option Shares that may then be acquired by Optionee upon exercise of the option in accordance with the foregoing provisions of this Section and the Company has failed to do so, issue Option Shares to Optionee upon exercise of the option without registration thereof under the Securities Act if (i) Optionee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Option Shares are being acquired for investment and not with a present view to distribution, (B) Optionee understands that the Option Shares have not been registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Optionee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Option Shares, is purchasing the Option Shares based on an independent evaluation of the long-term prospects of an investment in the Option Shares and has been furnished with such financial and other information regarding the Company as the Optionee has requested for purposes of making such evaluation , and (D) Optionee is able to bear the economic risk of an investment in the Option Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Option Shares pursuant to such exercise of the option is lawful; provided,  however, that the Company may require, as a condition of such issuance of Option Shares, that Optionee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the Option Shares are issued to Optionee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Option Shares so issued bear any restrictive legend appropriate for such purpose.  In addition, even if a registration statement under the Securities Act permitting the sale and delivery of Option Shares upon exercise of the option is in effect at the date of exercise, the Company may suspend the issuance of Option Shares pursuant to the exercise of all options issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the Option Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act.  If the Company suspends the issuance of Option Shares pursuant to the exercise of options issued under the Plan, the Company shall give prompt written notice thereof to the Optionee (but the failure of the Company to give such notice shall

5

not prevent the Company from suspending the issuance of Option Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Optionee.

SECTION 5.      PAYMENT FOR OPTION SHARES.

(a)         CASH OR CHECK.  All or part of the Purchase Price may be paid in cash or by good check.

(b)         ALTERNATIVE METHODS OF PAYMENT.  Subject to any provision pertaining thereto in the Option Award Agreement, at the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following alternative methods:

(i)          Surrender of Stock.  Payment may be made by surrendering ownership of Shares that are already owned by the Optionee free and clear of any restriction or limitation, unless the Company specifically agrees to accept such Shares subject to a restriction or limitation.  In such cases, such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of exercise of the option.  Without the specific approval of the Committee, the Optionee shall not be permitted to surrender ownership of Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes that otherwise would not have occurred.

(ii)         Net Exercise.  Payment may be made in the case of Nonqualified Stock Options by reducing the number of Option Shares otherwise deliverable upon the exercise of the option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and the withholding required to be made by the Company in connection with such exercise of the option.

(iii)       Exercise/Sale.  Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction (A) to a securities broker approved by the Company to sell Option Shares (or other Shares owned by Optionee) and to deliver all or part of the sales proceeds to the Company or (B) to pledge Option Shares (and/or other Shares owned by Optionee) to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company.

Should the Committee exercise its discretion to permit the Optionee to exercise the option in whole or in accordance with Section 5(b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of the option or with respect to any other option to purchase Shares held by the Optionee.

SECTION 6.      TERM AND EXPIRATION.

(a)         BASIC TERM.  Subject to earlier termination in accordance with Section 6(b) below, the exercise period of this option shall expire ten (10) years after the date it is granted.

6

(b)         TERMINATION OF SERVICE.  If the Optionee’s Service terminates, then the exercise period for this option shall expire (except as otherwise set forth in the Option Award Notice) on the earliest of the following occasions (or such later date as the Committee in a specific instance may determine), but in no event after the expiration of the ten year period referred to in Section 6(a) above:

(i)          the date six (6) months after the termination of the Optionee’s Service for any reason other than death, normal retirement or Disability;

(ii)         the date thirty-six (36) months after the termination of the Optionee’s Service by reason of retirement at or after the normal date for retirement as determined pursuant to the Company’s Retirement Policy Applicable to Employee Long-Term Incentive Awards as Amended and Restated; or

(iii)       the date twelve (12) months after the Optionee’s death or Disability.

The Optionee (or in the case of the Optionee’s death or disability, the Optionee’s personal representative) may exercise all or part of the option at any time before its expiration under the preceding provisions of this Section 6, but only to the extent that the option had become exercisable for Option Shares on or before the date the Optionee’s Service terminates.  When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Option Shares for which this option has not yet become exercisable, except by reason of retirement as determined pursuant to the Company’s Retirement Policy Applicable to Employee Long-Term Incentive Awards as Amended and Restated.

(c)         NOTICE CONCERNING INCENTIVE STOCK OPTION TREATMENT.  If this option is designated as an Incentive Stock Option in the Option Award Notice, it ceases to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 7.      ADJUSTMENT OF SHARES.

(a)         ADJUSTMENT GENERALLY.  If while the option remains in effect there shall be any change in the outstanding Shares of the class which may be purchased upon exercise of the option, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares for other securities or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of the option so that the option shall thereafter be exercisable, otherwise on the same terms and conditions as provided by the Option Award Notice, this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon exercise of the option had the option been exercised in full

7

immediately prior to such change or distribution (whether or not the option was then exercisable in full) or, if and to the extent the Committee determines that so adjusting the consideration to be received upon exercise of the option, in whole or in part, is not practicable, the Committee shall equitably modify the consideration to be received in respect of the exercise of the option or the Exercise Price or other pertinent terms and conditions of the option as provided by  Section 7(b) below.  Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be purchased upon exercise of the option or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company shall occur.

(b)         MODIFICATION OF OPTION.  In the event any change in the outstanding Shares of the class which may be purchased upon exercise of the option or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in Section 7(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Optionee as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the option because such event or circumstances interferes with the intended operation of the Plan (including the intended tax consequences of Awards) occurs, then the Committee may, and shall where required by Section 7(a) above, adjust the number and kind of Shares and/or other securities and/or cash or other property that may be issued or delivered upon the exercise of the option and/or adjust the Exercise Price and/or other terms and conditions of the option as the Committee in its discretion determines to be equitable in order to prevent dilution or enlargement of the Optionee’s rights in respect of the option as such existed before such event.  Appropriate adjustments may likewise be made by the Committee in other terms and conditions of the option to reflect equitably such changes in circumstances, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the option or any restrictions on Option Shares.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” for purposes of Section 422 of the Code without the consent of the Optionee and (iii) no adjustment shall be made which is prohibited by Section 13 of the Plan.

(c)         MODIFICATIONS TO COMPLY WITH SECTION 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of Code and Department of Treasury regulations and other interpretive guidance issued there under, including without limitation any such regulations or guidance that may be issued after the Date of Grant.  Without limiting the authority of the Committee under  Section 7(b) above to make modifications to the option by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Optionee as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the option because such event interferes with the operation of the Plan, and notwithstanding any provision of the Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Participant under Section 409A of the Code and related Department of Treasury guidance (or subject the Optionee to a penalty tax) in connection with the grant or vesting of the option or any other provision of the Option Award Notice or this Agreement or the Plan, the Company may (a) adopt such amendments to the option, including amendments to this Agreement (having

8

prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the option and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Date of Grant, to the extent permitted under Section 409A and regulations and guidance thereunder. Adjustments to the Option under this Section 7 shall be authorized and made only to the extent such adjustment does not cause the Option to fail to qualify for the exemption under Treasury Regulation § 1.409A-1(b)(5) for stock rights not providing for the deferral of compensation.

SECTION 8.      MISCELLANEOUS PROVISIONS.

(a)         RIGHTS AS A SHAREHOLDER.  Neither the Optionee nor the Optionee’s personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Option Shares until the Optionee or his or her personal representative or permitted Transferee becomes entitled to receive such Option Shares by (i) filing a notice of exercise and (ii) paying the Purchase Price as provided by this Agreement, and any such right shall also be subject to Sections 2(c) and 4(d) above.

(b)         TENURE.  Nothing in the Option Award Notice, this Agreement or the Plan shall confer upon the Optionee any right to continue in the Company’s Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Employer) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)         NOTIFICATION.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company.  A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Optionee at the address that he or she most recently provided to the Company.

(d)         ENTIRE AGREEMENT.  This Agreement, any related Option Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; it being understood, however, that, if this Agreement is being entered into by the Company in the performance of obligations under an employment agreement between the Company and Optionee, the Company and Optionee shall also have those separate obligations, if any, relating to the granting of options provided thereby.

(e)         WAIVER.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)         SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and

9

upon the Optionee, the Optionee’s personal representatives, heirs, legatees and other permitted Transferees, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)         CHOICE OF LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 9.      DEFINITIONS.

(a)         “AGREEMENT” shall mean this Stock Option Agreement.

(b)         “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)         “CODE” shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated there under.

(d)         “COMMITTEE” shall mean the committee of the Board of Directors described in Section 2 of the Plan and (without limitation of the Committee’s authority to otherwise delegate any of its powers or responsibilities as permitted by law) shall include any officer of the Company to whom such committee has specifically delegated by resolution adopted by the Committee authority to approve payment for Option Shares by an alternative method of payment referred to in Section 5(b) above.

(e)         “COMPANY” shall mean Magellan Health, Inc, a Delaware corporation and any successor thereto.

(f)         “DATE OF GRANT” in respect of an option shall mean, unless otherwise approved by the Board of Directors or the Committee, (i) the date on which the Board of Directors or the Committee resolved to grant the option to Optionee or (ii) either (A) the date on which the Board of Directors or the Committee resolved to authorize the grant of the option to Optionee, as part of grants of options to be made to Employees to be selected by an authorized officer of the Company pursuant to authority delegated by the Board or Committee, if such date was set as the date of grant by the Board of Directors or Committee in providing such authorization or (B) the date on which an authorized officer of the Company determined, as evidenced by a writing, to grant the option to Optionee pursuant to authority delegated to such officer as permitted by applicable law by a resolution adopted by the Board of Directors or the Committee, where such authorizing resolution did not itself provide that the date of authorization should be the date of grant (which date determined by such officer shall in no event be earlier than the date of such authorizing resolution of the Board of Directors or the Committee) and (iii) such later date, after the resolution of the Board of Directors or Committee referred to in clauses (i) or (ii)(A) of this sentence or the determination of the officer referred to in clause (ii)(B) of this sentence), on which Optionee’s Service commenced.

(g)         “DISABILITY” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Committee in its sole discretion.

10

(h)         “EMPLOYEE” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(i)          “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated there under.

(j)          “EXERCISE PRICE” shall mean the amount for which one Option Share may be purchased upon exercise of the option, as specified in the Option Award Notice.

(k)         “EXTRAORDINARY BUSINESS COMBINATION EVENT” shall be deemed to have occurred upon any of the following events:

(i)          any person (as such term is used in Section 13(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power in the election of directors of the Company’s then outstanding securities, except that, in the case of a person who beneficially owned 50% of such combined voting power on the date of the Option Award Notice, such person become the beneficial owner (as so defined) of securities of the Company representing sixty percent (60%) of more of such combined voting power; or

(ii)         during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director, whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

(iii)       the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)        the stockholders of the Company approve and effect a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(l)          “FAIR MARKET VALUE” of a Share as of any day shall mean the closing price of the Shares on such day (or on the last preceding trading date if the Shares were not traded on such day) if the Shares are readily tradable on a national securities exchange or the NASDAQ Stock Market (or other established market system involving current interdealer quotations), and, if the Shares are not readily tradable, “Fair Market Value” shall mean the

11

amount determined in good faith by the Committee (or in accordance with procedures approved by the Committee) as the fair market value of the Shares, which determination shall be final and binding on all persons.

(m)        “INCENTIVE STOCK OPTION” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n)         “NONQUALIFIED STOCK OPTION” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o)         “OPTION AWARD NOTICE” shall have the meaning provided by Section 1 of this Agreement.

(p)         “OPTIONEE” shall mean the person signing this Agreement as such.

(q)         “PARENT” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(r)         “PLAN” shall mean the Magellan Health, Inc. 2016 Management Incentive Plan, or a predecessor plan.

(s)         “PURCHASE PRICE” shall mean the Exercise Price multiplied by the number of Option Shares with respect to which this option is being exercised.

(t)          “SECURITIES ACT” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated there under.

(u)         “SERVICE” shall mean service as an Employee.  For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly permitted by the terms of such leave or required by applicable law (as determined by the Company).

(v)         “SHARE” shall mean a share of Ordinary Common Stock of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in Section 7(a) above (and in the event of any such exchange or change, any security resulting from any such successive exchange or change).

(w)        “TRANSFER” shall mean, with respect to the option or Option Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Share, or of any beneficial interest therein, now or hereafter owned by the Optionee, including by execution, attachment, levy or similar process.

(x)         “SUBSIDIARY” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

12

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Optionee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH, INC.

Name: Kenneth J. Fasola
Title: Chief Executive Officer

OPTIONEE:

Name: James E. Murray

Date:

Address for Notice:

13

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Magellan Health, Inc.

[ADDRESS]

Attn:  Corporate Secretary

Re: Exercise of Option, Option Award Notice Reference No.         .

I hereby exercise my stock option identified above granted under the Magellan Health, Inc. 2016 Management Incentive Plan, or a predecessor plan (the “Plan”), and notify you of my desire to purchase the Option Shares of that have been offered pursuant to the Plan and related Option Agreement as described below.

Except as otherwise agreed with the Company as provided by the Option Agreement, I shall pay for the Option Shares by delivery of a check payable to Magellan Health, Inc. (the “Company”) in the amount described below in full payment for such Option Shares plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this      day of                      , 20   .

No. of Option Shares to be Acquired	Type of Option	Exercise Price	Total
Nonqualified Stock Option
Incentive Stock Option
Estimated Withholding	Nonqualified only
Amount Paid

Very truly yours,

Signature of Optionee

Optionee’s Name and Mailing Address:

Optionee’s Social Security Number:

14

EXHIBIT C

RESTRICTED STOCK UNIT AGREEMENT

15

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(REFERENCE NO. 2016-JANUARY 2, 2020)

Name of Grantee:	James E. Murray
Date of Grant:	January 2, 2020
Type of Award:

Restricted Stock Units, each Restricted Stock Unit representing the right to receive on the terms and conditions of the Restricted Stock Unit Agreement between Grantee and the Company referenced below and the terms and conditions of this notice a share of Ordinary Common Stock, par value $0.01 per share (“Share”), of Magellan Health, Inc. (the “Company”), subject to adjustment thereto as provided in such Restricted Stock Unit Agreement (a “Unit Share”), or at the election of the Company a cash payment in lieu thereof.

Total Number of Restricted Stock Units Awarded:	____ Restricted Stock Units.
Vesting:

This Award shall vest in accordance with the vesting schedule set forth below, provided that the Grantee’s Service with the Company, a Subsidiary or a Parent company has not terminated prior to the vesting date. In the event Grantee’s employment is terminated prior to vesting of the Award for any reason other than as provided below with regard to certain terminations following a Change in Control of the Company, the Award granted hereunder shall immediately be forfeited by and canceled, except as otherwise provided in the Company’s “Retirement Policy Applicable to Employee Long-Term Incentive Awards” or otherwise provided in any employment agreement between the Grantee and the Company in effect at the date of termination of employment.

	Vesting Date	Vesting Percentage
	1st anniversary of the Date of Grant (January 2, 2021)	33.4%
	2nd anniversary of the Date of Grant (January 2, 2022)	66.7% (i.e., an additional 33.3%)
	3rd anniversary of the Date of Grant (January 2, 2023)	100% (i.e., an additional 33.3%)

This Restricted Stock Unit shall earlier vest immediately with respect to 100% of the Unit Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the period of eighteen months (or such other period as is provided by Grantee’s employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Grantee’s Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Grantee with Good Reason (as defined below), provided that the Grantee’s Service with the Company has not previously terminated after the date hereof for any other reason.  For purposes of this Restricted Stock Unit, the terms “Change in Control,” “Cause” and “Good Reason” shall have the same meanings as provided in any employment agreement between the Company and

2

Grantee in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

(1) A “Change in Control” of the Company shall mean the first to occur after the date hereof of any of the following events:

a.           any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of greater than 50% of the Voting Stock (as defined below) of the Company;

b.          the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by a vote of the directors who then comprised the Continuing Directors, shall be considered to be a Continuing Director;

c.           the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company’s assets;

d.          at least 75% of the consolidated assets of the Company (measured using a quantitative analysis determined in good faith by the Board) are disposed of in a single transaction pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, 51% or more of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

e.           the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(2) “Cause” shall mean:

3

a. Grantee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;
b. Grantee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

c.           Grantee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Grantee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Grantee; or

d. Grantee’s willful failure or refusal to abide by the Company’s policies, rules, procedures or directives, including any material violation of the Company’s Code of Ethics.
(3) “Good Reason” shall mean:

a.           a material reduction in Grantee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act) shall be considered of comparable rank) or a material reduction in Grantee’s target bonus opportunity for the year in which or any year after the year in which the Change of Control occurs from Grantee’s target bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Grantee has with the Company or any bonus plan of the Company applicable to Grantee (or, if no such target bonus opportunity has yet been established for Grantee under a bonus plan applicable to Grantee for the year in which the Change of Control has occurred, the target bonus opportunity so established for Grantee for the immediately preceding year (if any)). For purposes of this provision, an action or actions of the Company will be deemed "material" if, individually or in the aggregate, the action or actions result(s) or potentially result(s) in a reduction in compensation in the current year or a future year having a present value to Grantee of at least one and one half percent (1.5%) of Grantee’s then current base salary, provided that Grantee will have a legal right to claim damages for a breach of contract for any action by the Company or event having an effect described under those paragraphs that does not meet this objective materiality test, and actions may be material in a given case at levels less than the specified level.

b.          a material diminution in Grantee’s position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Grantee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Grantee; or

c. the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in Control Grantee’s

4

principal location for the performance of his or her services to the Company;

provided that, in each such case, Grantee provides notice to the Company within 90 days that such event or condition constituting Good Reason has arisen, and such event or condition continues uncured for a period of more than 30 days after Grantee gives notice thereof to the Company, and Grantee terminates Service within eighteen months after such event or condition has arisen.

For purposes of the foregoing definitions, (A) “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company, (B) “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

Settlement of Award:

Unit Shares in settlement of this Award (or, at the Company’s election, cash in lieu thereof) shall be delivered to Grantee on the Vesting Date (such date, the “Settlement Date”) as further provided in Grantee’s Restricted Stock Unit Agreement with the Company.

Dividend Equivalent Rights:	NONE.
Transfer Restrictions:	Unit Shares issued in settlement of this Award shall not be subject to any additional transfer restrictions, other than those provided by Grantee’s Restricted Stock Unit Agreement.

By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Magellan Health, Inc. 2016 Management Incentive Plan (“Plan”), or a predecessor plan, and the Restricted Stock Unit Agreement, reference number 2016-January 2, 2020 (“Agreement”), both of which are hereby made a part of this document.  Capitalized terms used but not defined in this Notice of Restricted Stock Unit Award shall have the meanings assigned to them in the Plan and Agreement.

MAGELLAN HEALTH, INC.

Name: Kenneth J. Fasola
Title: Chief Executive Officer
GRANTEE:

Name: James E. Murray

Date

5

MAGELLAN HEALTH, INC.

2016 MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

REFERENCE NUMBER:  2016- JANUARY 2, 2020 – James E. Murray

As of January 2, 2020

SECTION 1.     GRANT OF RESTRICTED STOCK UNITS.

(a)             Restricted Stock Units.  On the terms and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and each Notice of Restricted Stock Unit Award referencing this Agreement, Magellan Health, Inc. (the “Company,” as further defined below) grants to the Grantee referred to on the signature page hereof the right to receive on the Settlement Date (as hereinafter defined) the number of shares of Ordinary Common Stock, $0.01 par value per share, of the Company (“Shares,” as further defined below) equal to the number of “Stock Units” awarded to the Grantee as set forth in the Notice of Restricted Stock Unit Award, subject to adjustment thereto on account of any change that may be made in the Shares as provided by Section 4 below (the “Unit Shares”).  Each such Notice of Restricted Stock Unit Award, together with this referenced Agreement, shall be a separate “Restricted Stock Unit” governed by the terms of this Agreement and any such separate Restricted Stock Unit may be referred to herein as the “Restricted Stock Unit,” and, as pertinent, any of multiple Notices of Restricted Stock Unit Award referencing this Agreement may be referred to herein as the “Restricted Stock Unit Award Notice.”

(b)             2016 Management Incentive Plan and Defined Terms.  The Restricted Stock Unit Award is granted under and subject to the terms of the 2016 Management Incentive Plan, or a predecessor plan, as amended and supplemented from time to time (the “Plan”), which is incorporated herein by this reference.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

(c)             Scope of this Agreement.  This Agreement shall apply both to the Restricted Stock Unit and to any Unit Shares acquired upon the settlement of the Restricted Stock Units.  This Agreement references the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement previously executed by Grantee and the Company or a Related Employer (as defined in Plan Section 12(a)(i)) and/or any similar agreement that legally binds Grantee not to compete with or not to solicit employees or customers of the Company or any Related Employer and related covenants (any or all of the foregoing being the “Non-Compete Agreement”).

SECTION 2.     VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS.

(a)             Vesting.  The Restricted Stock Unit shall vest in whole or in part on the date or dates provided by the Notice of Restricted Stock Unit Award, provided that Grantee remains in the Service of the Company or a Related Employer company at such date; it being understood that the Notice of Restricted Stock Unit Award may provide that the Restricted Stock Unit shall vest upon termination of Grantee’s Service in such circumstances as are provided in the Notice of Restricted Stock Unit Award (subject to Section 2(d) below).

(b)             Settlement in Shares.  Subject to following provisions of this Section 2, the Company shall settle the Restricted Stock Unit, to the extent it has vested, on the date on which the Restricted Stock Unit has vested (or, if such date is not a Business Day, the preceding Business Day) by the delivery to Grantee of the number of Unit Shares equal to the number of Restricted Stock Units so vested.  The date on which a Restricted Stock Unit is to be settled is herein referred to as the “Settlement Date.”  Subject to  Section 2(b) below, in settlement of the Restricted Stock Unit, the Company shall cause to be issued on the Settlement Date or as soon as practicable thereafter (but not more than five business days) an appropriate certificate or certificates for the Unit Shares, registered in the name of the Grantee (or, at the direction of the Grantee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety);  provided, however, that such Unit Shares shall be subject to such restrictions on transfer or other restrictions as are provided by the Restricted Stock Unit Award Notice and the certificates so issued may bear a legend reflecting such restrictions and any restrictions applicable in accordance with Sections 2(g) and 3(c) below.

(c) Alternative Settlement in Cash.  In lieu of settlement of the Restricted Stock Unit in Unit Shares, the Committee may in its sole discretion elect to settle all or a portion of the Restricted Stock Unit by a cash payment equal to the Fair Market Value as of the Settlement Date of the Unit Shares that would otherwise have been issued under this Agreement.  Such payment may be made by good check of the Company issued in accordance with its normal payroll practices or such other means as are acceptable to the Company

(d)             Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) the Company is required to withhold as a result of the grant of the Restricted Stock Unit and/or the issuance of Unit Shares (or cash in lieu of Unit Shares) in settlement of a Restricted Stock Unit and, as a condition to the grant of the Restricted Stock Unit or issuance of the Unit Shares in settlement thereof, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

(e)             Injurious Conduct.

(i)          In the event that the Grantee has engaged in Injurious Conduct (as defined in Section 2(e)(ii)(A) below) during Grantee’s Service or during the Restricted Period (as defined in Section 2(e)(ii)(B) below) following termination of Grantee’s Service, then the following forfeitures and related terms will apply to the Award and the Unit Shares and related benefits (including Dividend Equivalents and/or

2

dividends), as authorized by Plan Section 12 and other applicable provisions of the Plan:

(A)         No Unit Shares shall be issued to Grantee in connection with the settlement of the Award after such determination (even if the Award is fully vested) nor shall any other benefit thereafter accrue to the Grantee under this Agreement (including by reason of the lapse of any restriction on transfer or other restriction then applicable to Unit Shares that have been issued).

(B)          The unsettled Award shall be forfeited and shall terminate and any Unit Shares subject to any such restrictions shall be forfeited.

(C)          As authorized by the Plan (including Sections 12(a) and (b)), any benefits realized by Grantee as a result of the Award, if the Award vested during the three-year period prior to the time such Injurious Conduct occurred (or, if longer than three years, the period equal to the Restricted Period),  including benefits resulting from the lapse of any restrictions on Shares issued as a result thereof and Dividend Equivalents relating to the Award and dividends relating to the such Shares, shall be forfeited by Grantee and Grantee shall pay over to the Company any Shares received by Grantee in connection with the Award, if still owned by Grantee, or the cash value of such Shares (such value to be measured as of the date of the cash payment by Grantee hereunder), together with any cash amount received by Grantee as related Award benefits (without discount or interest; for clarity, taxes previously withheld will be deemed to have been received by Grantee).

(ii)       The forfeitures and related terms of Section 2(e)(i) are subject to the following:

(A)        For purposes of this Agreement, “Injurious Conduct” means an event as specified in Plan Section 12(a)(i) or a violation by Grantee of any material provision of Grantee’s Non-Compete Agreement with the Company or any Related Company or, if Grantee has no Non-Compete Agreement, an event as specified in Plan Section 12(a)(ii).

(B)        For purposes of this Agreement, the “Restricted Period” means the length of the period during which Grantee remains bound by non-competition and/or non-solicitation covenants following termination of Grantee’s Service under Grantee’s Non-Compete Agreement, except that, if Grantee is not bound by a Non-Compete Agreement, the Restricted Period will be one year.

(C)        The terms of this Section 2 are intended to modify and supersede certain terms of Plan Section 12, including modifying the definition of “Injurious Conduct” and modifying the post-termination periods in which forfeitures may occur and during which (under Plan Section 12(c)) the Committee shall determine whether Injurious Conduct has occurred and any resulting

3

forfeitures, and therefore the terms of this Section 2 control to the extent the terms differ from Plan Section 12.  The forfeitures or related terms of this Section 2 may be waived or limited by the terms of any agreement executed by the Company with the approval of the Committee.

(D)        In the case of Section 2(e)(i)(A) and (B), such forfeitures and related terms will not apply to the Award if the settlement of the Award has been deferred at the election of the Grantee and if the Award was fully vested for a period of at least three years or, if longer, a period at least equal to the Restricted Period before the date such Injurious Conduct occurred; in such case, the Company is not excused from settling, completing delivery of or removing any legend restricting the transfer of the Award or Shares and any related Dividend Equivalent Rights or dividends.

(E)        Any forfeitures hereunder, based on the Committee’s determination that Grantee has engaged in Injurious Conduct during Grantee’s Service or during the Restricted Period, and the terms of this Section 2 shall not relieve Grantee of any other liability he or she may have to the Company or a Related Employer as a result of engaging in the Injurious Conduct, including any right of the Company or any Related Employer to injunctive or other equitable relief.

(f)              Transfer Restrictions On Unit Shares.  Subject to Section 2(d) above and Sections2(g) and 3(c) below, unless otherwise provided by the Restricted Stock Unit Award Notice or another agreement between Grantee and the Company, upon the acquisition of Unit Shares pursuant to the settlement of a Restricted Stock Unit Award, Grantee shall be free to dispose of the Unit Shares so acquired in any manner and at any time.

(g)             Securities Law Restrictions On Issuance of Unit Shares.  Unless a registration statement under the Securities Act permitting the sale and delivery of Unit Shares upon settlement of the Restricted Stock Unit Award is in effect on the Settlement Date, the Company shall not be required to issue Unit Shares upon such settlement, except as otherwise provided in this subsection.  The Company shall use its commercially reasonable efforts to register under the Securities Act sufficient Unit Shares to permit delivery to Grantee of all Unit Shares that may be acquired by Grantee upon the settlement of the Restricted Stock Unit Award; provided,  however, that the Company shall only be so required to register the Unit Shares on Form S-8 under the Securities Act (or any successor form).  Notwithstanding the foregoing, the Company shall, if Grantee has given the Company at least 90 days’ notice requesting the Company to register in accordance with the foregoing provisions of this subsection the Unit Shares that may then be acquired by Grantee upon settlement of the Restricted Stock Unit Award and the Company has failed to do so, issue Unit Shares to Grantee upon settlement of the Restricted Stock Unit Award without registration thereof under the Securities Act if (i) Grantee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Unit Shares are being acquired for investment and not with a present view to distribution, (B) Grantee understands that the Unit Shares have not been registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect

4

thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Grantee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Unit Shares, is acquiring the Unit Shares based on an independent evaluation of the long-term prospects of an investment in the Unit Shares and has been furnished with such financial and other information regarding the Company as the Grantee has requested for purposes of making such evaluation, and (D) Grantee is able to bear the economic risk of an investment in the Unit Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Unit Shares pursuant to such settlement of the Restricted Stock Unit Award is lawful; provided,  however, that the Company may require, as a condition of such issuance of Unit Shares, that Grantee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the  Unit Shares are issued to Grantee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Unit Shares so issued bear any restrictive legend appropriate for such purpose.  In addition, even if a registration statement under the Securities Act permitting the delivery of Unit Shares upon settlement of the Restricted Stock Unit Award is in effect at the Settlement Date, the Company may suspend the issuance of Unit Shares pursuant to the settlement of all Restricted Stock Unit Awards issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the  Unit Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act.  If the Company suspends the issuance of Unit Shares pursuant to the settlement of Restricted Stock Unit Awards issued under the Plan, the Company shall give prompt written notice thereof to the Grantee (but the failure of the Company to give such notice shall not prevent the Company from suspending the issuance of Unit Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Grantee.  Notwithstanding that the Company in accordance with this subsection may not be able to issue Unit Shares in settlement of a Restricted Stock Unit, the Company shall not be required to settle a Restricted Stock Unit in cash, but may do so if it elects in its discretion to do so, as provided by Section 2(c) above.

(h)             Special Distribution Rules to Comply with Code Section 409A.  In the event that any Restricted Stock Units constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code (the “Code”), the timing of settlement of such Restricted Stock Units  (hereinafter defined as “409A RSUs” will be subject to applicable limitations under Code Section 409A and Section 19(a) of the Plan, including the following restrictions on settlement:

(i)          The “six-month delay rule.” The six-month delay rule will apply to 409A RSUs if these four conditions are met:

a.   The Grantee has a “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h));

5

b.   A distribution of Shares is triggered by the separation from service (but not due to death);

c.   The Grantee is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof).  The Company will determine status of “key employees” annually, under administrative procedures applicable to all plans and arrangements subject to Code Section 409A; and

d.   The Company’s stock is publicly traded on an established securities market or otherwise.

If it applies, the six-month delay rule will delay a distribution in settlement of 409A RSUs triggered by the Grantee’s separation from service where the distribution otherwise would be within six months after the separation.

(a)   Any delayed payment shall be made on the date six months after the Grantee’s separation from service.

(b)   During the six-month delay period, accelerated distribution will be permitted in the event of the Grantee’s death and for no other reason (including no acceleration upon a Change in Control), except for the limited exceptions permitted under the Code Section 409A regulations.

(c)   Any payment that is not triggered by a separation from service, or triggered by a separation from service but which would be made more than six months after separation (without applying this six-month delay rule), shall be unaffected by the six-month delay rule.  Each payment in a series of installments would be treated as a separate payment for this purpose. If the terms of a 409A RSU agreement impose this six-month delay rule in circumstances in which it is not required for compliance with 409A, those terms shall not be given effect.

(ii)         Change in Control Rule.

a.   If any distribution of 409A RSUs would be triggered by a Change in Control, such distribution will be made only if, in connection with the Change in Control, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company as defined in Treasury Regulation § 1.409A-3(i)(5) (a "409A Change in Control").

b.   In this case, distribution of the 409A RSUs shall occur not later than five business days after (i) the occurrence of a 409A Change in Control occurring at the time of or following the Change in Control or (ii) upon occurrence of the Change in Control occurring within 90 days after the 409A Change in Control, but only if the occurrence of the Change in

6

Control is non-discretionary and objectively determinable at the time of the 409A Change in Control (in this case, the Grantee shall have no influence on when during such 90-day period the settlement shall occur).

c.   Upon a Change in Control during the six-month delay period, no accelerated distribution applies (even if the events involve a 409A Change in Control) to a distribution delayed by application of the six-month delay rule.

(iii)       Separation from Service.

a.   Any distribution in settlement of 409A RSUs that is triggered by a termination of employment will occur only at such time as the participant has had a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), regardless of whether any other event might be viewed as a termination of employment by the Company for any other purpose.

b.   In particular, if a grantee switches to part-time employment or becomes a consultant in connection with a termination of employment, whether the event will be deemed a termination of employment for purposes of 409A RSUs will be determined in accordance with Treasury Regulation § 1.409A-1(h).

(iv)        Other Restrictions.

a.   The settlement of 409A RSUs may not be accelerated by the Company except to the extent permitted under Code Section 409A.

b.   Any restriction imposed on RSUs under these 409A Compliance Rules or imposed on RSUs under the terms of other documents solely to ensure compliance with Code Section 409A shall not be applied to RSUs that are not 409A RSUs except to the extent necessary to preserve the status of such RSUs as not 409A RSUs.  If any mandatory term required for 409A RSUs or non-409A RSUs to avoid tax penalties under Code Section 409A is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein, and

(v)         Any other applicable provisions of Plan Section 19(a) will apply to such Restricted Stock Units.

SECTION 3.     TRANSFER OF RESTRICTED STOCK UNIT AWARD OR UNIT SHARES

(a)             Transfers Generally Prohibited.  Except as otherwise provided by the Restricted Stock Unit Award Notice or otherwise permitted by the Plan or in the case of a transfer permitted by Section 3(b) below, the Restricted Stock Unit Award may be settled only during

7

the Grantee’s lifetime and only by the issuance of Unit Shares (or a cash payment in lieu thereof where permitted by the Restricted Stock Unit Award Notice) to Grantee.  Except as otherwise provided in Section 3(b) below, the Restricted Stock Unit Award and the rights and privileges conferred by the Restricted Stock Unit Award shall not be sold or otherwise Transferred.

(b)             Certain Transfers Permitted.  Notwithstanding the foregoing provisions of this Section 3, the Restricted Stock Unit Award may be Transferred (i) in the event of the Grantee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of Shares, reorganization or similar transaction involving the Company and affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee’s family, or a trust primarily for the benefit of Grantee and/or one or more members of Grantee’s family, or to a corporation, partnership or other entity primarily for the benefit of Grantee and/or one or more such family members and/or trusts or (iv) with the approval of the Committee, in another estate or personal financial planning transaction; provided,  however, that in any such case the Restricted Stock Unit Award so Transferred and, upon issuance of Unit Shares in settlement thereof, the Unit Shares issued to the Transferee shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby and all other terms hereof, including the terms of Section 2(c) above.  The foregoing notwithstanding, if RSUs constitute deferrals of compensation for purposes of Code Section 409A, RSUs and any related right of Grantee shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Grantee or his or her beneficiary, except as permitted under Code Section 409A and regulations and guidance thereunder.

(c)             Fiduciary, Securities Law and Officer Restrictions.  As an employee, officer and/or director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Unit Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith.  Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Unit Shares provided thereby and any other restrictions of sale or other Transfer of Unit Shares provided herein (including in a Restricted Stock Unit Award Notice or in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby.   Pursuant to the Company’s Equity Ownership Policy currently in effect and as may be amended from time to time, certain officers of the Company are currently, or may in the future be, subject to restrictions on sales or transfers of Unit Shares and other equity rights issued by the Company.  If Grantee is at any time subject to such Equity Ownership Policy, sale or transfer of Grantees’ Unit Shares shall be restricted as provided in such Equity Ownership Policy.

SECTION 4.     ADJUSTMENT OF SHARES.

(a)             Adjustment Generally.  If while the Restricted Stock Unit remains in effect there shall be any change in the outstanding Shares of the class which are to be issued upon

8

settlement of the Restricted Stock Unit, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares for other securities or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of the Restricted Stock Unit so that the Restricted Stock Unit shall thereafter be ultimately settled, otherwise on the same terms and conditions as provided by the Restricted Stock Unit Award Notice, this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon settlement of the Restricted Stock Unit had the Restricted Stock Unit been settled in full immediately prior to such change or distribution (whether or not the Restricted Stock Unit was then fully vested) or, if and to the extent the Committee determines that so adjusting the consideration to be received upon settlement of the Restricted Stock Unit, in whole or in part, is not practicable, the Committee shall equitably modify the consideration to be received in respect of the settlement of the Restricted Stock Unit or other pertinent terms and conditions of the Restricted Stock Unit as provided by Section 4(b) below.  Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be received upon settlement of the Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company shall occur.

(b)             Modification Of Restricted Stock Unit.  In the event any change in the outstanding Shares of the class which may be received upon settlement of the Restricted Stock Unit or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in Section 4(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Restricted Stock Unit because such event or circumstances interferes with the intended operation of the Plan (including the intended tax consequences of Awards) occurs, then the Committee shall adjust the number and kind of Unit Shares and/or other securities and/or cash or other property that may be issued or delivered upon the settlement of the Restricted Stock Unit and/or adjust the other terms and conditions of the Restricted Stock Unit as the Committee in its discretion determines to be equitable in order to prevent dilution or enlargement of the Grantee’s rights in respect of the Restricted Stock Unit as such existed before such event.  Appropriate adjustments shall likewise be made by the Committee in other terms and conditions of the Restricted Stock Unit to reflect equitably such changes in circumstances, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the Restricted Stock Unit or any restrictions on Unit Shares.  Notwithstanding the foregoing, no adjustment shall be made which is prohibited by Section 13 of the Plan.

(c)             Modifications To Comply With Section 409A.  To the extent applicable, this Agreement (including any related Notice of Restricted Stock Award) shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or

9

guidance that may be issued after the date on which a Restricted Stock Unit was awarded.  Without limiting the authority of the Committee under Section 4(b) above to make modifications to the Restricted Stock Unit by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Restricted Stock Unit or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Restricted Stock Unit because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Participant under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Restricted Stock Unit or any other provision of the Restricted Stock Unit Award Notice or this Agreement or the Plan, the Company may (a) adopt such amendments to the Restricted Stock Unit, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Restricted Stock Unit and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Restricted Stock Unit was awarded, but only to the extent permitted under Code Section 409A and regulations and guidance thereunder.

SECTION 5.     MISCELLANEOUS PROVISIONS.

(a)             Rights as a Shareholder.  Neither the Grantee nor the Grantee’s personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Unit Shares until the Grantee or his or her personal representative or permitted Transferee becomes entitled to receive such Unit Shares pursuant to this Agreement, the Plan and the applicable Restricted Stock Unit Award Notice, and any such right shall also be subject to Sections 2(g) and 3(c) above.

(b)             Tenure.  Nothing in the Restricted Stock Unit Award Notice, this Agreement or in the Plan shall confer upon the Grantee any right to continue in the Company’s Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Employer) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)             Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company.  A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

10

(d)             Entire Agreement.  This Agreement, any related Restricted Stock Unit Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)             Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)              Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s personal representatives, heirs, legatees and other permitted Transferees, assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)             Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 6.     DEFINITIONS.

(a)             “Code” shall mean the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and the regulations promulgated thereunder.

(b)             “Company” shall mean Magellan Health, Inc., a Delaware corporation, and any successor thereto.

(c)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(d)             “Securities Act” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(e)             “Share” shall mean a share of Ordinary Common Stock, $0.01 par value per share, of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in Section 4 above (and in the event of any such successive exchange or change, any security resulting from any such successive exchange or change).

(f)              “Transfer” shall mean, with respect to any Restricted Stock Unit or any Unit Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Restricted Stock Unit or any Unit Share, or of any beneficial interest therein, now

11

or hereafter owned by the Grantee, including by execution, attachments, levy or similar process.

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH, INC.

By:

Name:	Kenneth J. Fasola
Title:	Chief Executive Officer

READ AND ACCEPTED BY GRANTEE:

Signature – James E. Murray

Print Name

Address of Grantee:

12

EXHIBIT

D

Form of Settlement Agreement and General Release

This letter agreement (the “Letter”) outlines the terms of your separation of employment with Magellan Health, Inc. (the “Company”), effective the close of business on __________________.  In connection with your termination, this Letter will confirm the payments and entitlements due to you pursuant to the Employment Agreement between you and the Company, dated as of ______________, 2019 (“Employment Agreement”) and these payments and entitlements (other than the Accrued Amounts as defined in the Employment Agreement) are in addition to any payments you would have received if you had not executed this Letter.  The terms are as follows:

I.          As a settlement payment, pursuant to Section __ of the Employment Agreement the Company shall pay or provide to you [list all payments and entitlements under the Employment Agreement], at the times required in the Employment Agreement or the applicable plan or award agreement.

II.         The Company and you agree that all payments made hereunder are “wages” for purposes of FICA, FUTA and income tax withholding and such taxes shall be withheld from the payments to be made hereunder.  Payments (other than Accrued Amounts) shall be in consideration of both the release of all other claims described below in Paragraph 3 and your continuing compliance with Sections 7, 8, and 9 of the Employment Agreement.  You further agree that you will submit any request for amounts owed as reimbursement for expenses incurred during the course of your employment to _________________ within two (2) weeks of your last day of employment.  No other sums (contingent or otherwise) shall be paid to you in respect of your employment by the Company, and any such sums (whether or not owed) are hereby expressly waived by you; provided, however, that you (i) may elect to continue your health insurance coverage, as mandated by COBRA, which may continue to the extent required by applicable law, and (ii) shall be entitled to any vested rights you may have under any employee pension, welfare benefit plan or LTIP Plan (as defined in the Employment Agreement) and any applicable award agreement of the Company or its subsidiaries or affiliates.  Notwithstanding the foregoing, you shall remain entitled to your rights under Sections 6(e)(ii), 12 and 20 of the Employment Agreement.

III.       As a material inducement to the Company to agree to the terms of this Letter and in consideration of the payments to be made by the Company to you, you agree, with full understanding of the contents and legal effect of this Letter and having the right and opportunity to consult with your counsel, to release and discharge the Company, its shareholders, officers, directors, supervisors, managers, members, employees, agents, representatives, attorneys, parent companies, divisions, subsidiaries and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the "Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that you ever had or now have, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy.  Without limiting

1

the generality of the foregoing, it being the intention of the parties to make this release as broad and as general as the law permits, this release specifically includes any and all claims arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; the Fair Labor Standards Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act, as amended; the Family and Medical Leave Act, as amended; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; Executive Order 11246; Executive Order 11141; and other federal, state, and local laws similar to any of them and any other statutory claim, employment or other contract or implied contract claim, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving your employment with the Company, the termination of your employment with the Company, or involving any continuing effects of your employment with the Company or termination of employment with the Company; provided, that you do not waive or release (i) any claims with respect to the right to enforce this Letter, or the Employment Agreement with respect to your rights in the Employment Agreement which survive your termination of employment as set forth in Sections 6(f) and 11 of the Employment Agreement and Paragraph 2 of this Letter; (ii)  any rights to indemnification (and advancement of expenses) and/or coverage under any applicable directors’ and officers’ insurance policies as set forth in Section 20 of the Employment Agreement or as otherwise provided under the Company’s or any subsidiary’s or affiliates’ corporate documents or their applicable directors’ and officers’ insurance policies; (iii) your right to receive an award from a Government Agency under its whistleblower program for reporting in good faith a possible violation of law to such Government Agency; (iv) any recovery to which you may be entitled pursuant to applicable workers’ compensation and unemployment insurance laws; (v) your right to challenge the validity of this Agreement under the Age Discrimination in Employment Act, or (vi) any right where a waiver is expressly prohibited by law or any right or claim which arising after the date you execute this Letter.  For purposes of this Letter, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission.  You further acknowledge that you are aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge.  You hereby expressly waive, surrender and agree to forego any protection to which you would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Delaware, with respect to claims released by you herein.

IV.       For yourself, your heirs, executors, administrators, successors and assigns, you agree not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims released by you in Paragraph 3 hereof, and further agree that this Letter is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.  If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Letter, you will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

2

V.        You acknowledge that this Letter does not limit or interfere with your right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency.  Additionally, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if you file a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to your attorney in such lawsuit, provided that you must file any document containing the trade secret under seal, and you may not disclose the trade secret, except pursuant to court order.  Notwithstanding the foregoing, under no circumstance will you be authorized to make any disclosures as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company’s General Counsel or another authorized officer designated by the Company.

VI.       From and after the date you execute this Letter, you represent that you have not made, and agree that you will not make, to any third party any disparaging, untrue, or misleading written or oral statements about or relating to the Company or its products or services (or about or relating to any officer, director, or employee of the Company).  The Company agrees to instruct its then-current members of the Board of Directors and its then-current executive officers of the Company (as defined in the Securities Exchange Act of 1934, as amended and rules thereunder) not to defame or disparage you in any medium at any time.  Notwithstanding the foregoing, any party may make truthful statements to the extent required by applicable law, or any court or governmental or self-regulatory agency.  In addition, you may make truthful statements without breaching this Paragraph 6 in connection with the exercise of your rights under Paragraph 5 of this Letter or to the extent necessary in connection with any cooperation provided by you pursuant to Paragraph 13 of this Letter.

VII.      You acknowledge and agree that you shall continue to be bound by the terms and conditions of the Employment Agreement which continue to apply following termination of your employment, including the protective covenants of Sections 7, 8 and 9.

VIII.    If any provision of this Letter is found by a court to be invalid or unenforceable, in whole or in part, then such provision will be construed and/or modified or restricted to the extent and in the manner necessary to render it valid and enforceable, or will be deemed excised from this Letter, and this Letter will be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be, so that, once modified, this Letter will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

IX.       A waiver by the Company or you of a breach of any provision of this Letter by the other party shall not operate or be construed as a waiver or estoppel of any subsequent

3

breach by the Company or you, as applicable.  No waiver shall be valid unless in writing and signed by an authorized officer of the Company and you.

X.        A.         Unless and until publicly disclosed by the Company or any successor thereto, you agree that you will keep the terms and/or amounts set forth in this Letter completely confidential and will not disclose any information concerning this Letter's terms and amounts to any person other than your attorney, accountant, tax advisor, or immediate family.  You understand and agree that the terms of this Letter may be required to be disclosed by the Company under securities or other laws or rules.  In addition, you may disclose the terms and/or the amounts set forth in this Letter to the extent required by applicable law, or any court or governmental or self-regulatory agency, in connection with exercising your rights under Paragraph 5 of this Letter Agreement or in connection with any dispute with respect to the enforcement of the Employment Agreement or this Letter.

B.         You represent and certify that you have carefully read and fully understand all of the provisions and effects of this Letter, have knowingly and voluntarily signed this Letter freely and without coercion, and acknowledge that on ________________________, the Company advised you to consult with an attorney prior to agreeing to the terms of this Letter and further advised you that you had at least 45 days (until ____________) within which to consider the terms of this Letter.  You are voluntarily signing this Letter and neither the Company nor its agents, representatives, or attorneys made any representations concerning the terms or effects of this Letter other than those contained in the Letter itself.

C.         You acknowledge that you have seven (7) days from the date this Letter is executed by you in which to revoke your acceptance, and this Letter will not be effective or enforceable until such seven (7)-day period has expired.

XI.       This Letter sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to actual or potential claims arising from your employment with the Company or the termination of your employment with the Company (except for claims not released by you in Paragraph 3 above); provided, however, that all obligations and rights arising under the Employment Agreement, which are incorporated by reference herein or which survive pursuant to Sections 6(f) and 11 of the Employment Agreement, will not be released, will be unaffected hereby and will remain in full force and effect.

XII.      If you or your heirs, executors, administrators, successors or assigns (a) challenge the enforceability of this Letter, or (b) file a charge of discrimination, a lawsuit, or a claim of any kind for any matter released by you herein, you or your heirs, executors, administrators, successors or assigns shall be obligated to tender back to the Company all payments made to you or them under this Letter and to indemnify and hold harmless the Company from and against all liability, costs and expenses, including attorneys’ fees, arising out of said challenge or action by you, your heirs, executors, administrators, successors or assigns.

XIII.    You agree that prior to your last day of employment you are expected to fully assist the Company in the transition of files and projects with which you have been involved, maintaining a professional and supportive position while interacting with employees or vendors.

4

In connection with any and all claims, disputes, negotiations, investigations, lawsuits or administrative proceedings involving the Company of which you have knowledge and which relate to matters which occurred during your employment with the Company, you agree to make yourself reasonably available, upon reasonable notice from the Company, and without the necessity of subpoena, to provide information or documents, provide declarations or statements to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters; provided such cooperation is not adverse to your legal interests.  The Company agrees to promptly reimburse you for all reasonable expenses occurred by you in connection with any cooperation under this Paragraph 13.

XIV.    This Letter may not be altered, amended, or modified except in writing signed by both you and the Company.

XV.      This Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware and any court action commenced to enforce this Release shall have as its sole and exclusive venue of the courts of Delaware.

PLEASE READ THIS LETTER AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.  THIS LETTER CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT, EXCEPT AS OTHERWISE PROVIDED IN THIS RELEASE.

If you have any questions, please call me.  Please also call me if you have a change of address or telephone number since the Company will send you a Form W-2 at the end of the year and I may need to contact you with additional benefits information.

Sincerely,

Magellan Health, Inc.
By:
Title:
Dated:

I voluntarily agree and accept the terms of this Letter.

Dated:

5